As filed with the Securities and Exchange Commission on December 29, 2011

Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICRO IMAGING TECHNOLOGY, INC.
(Exact name of Registrant as specified in its charter)

California	6794	33-0056212
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

970 Calle Amanecer, Suite F
San Clemente, California 92673
(949) 388-4546
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michael Brennan
Chief Executive Officer
Micro Imaging Technology, Inc.
970 Calle Amanecer, Suite F
San Clemente, California 92673
(949) 388-4546
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Dieterich, Esq.
Dieterich & Associates
11835 West Olympic Blvd., Suite 1235E
Los Angeles, California 90064
(310) 312-6888

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated file" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	74,000,000	(4)	$0.007	$518,000	$59.36

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, using the average of the high and low prices as reported on the OTCQB on December 29, 2011.
(3)  Estimated assuming that all 74,000,000 shares are sold at the same price.  This number of shares is limited by Rule 415, however the share prices may increase over the life of the agreements and this registration, such that prices could cumulate to $5,000,000 (the contractual limitation) if a large number of shares are sold at significantly higher prices than currently exist.

(4)  As of December 29, 2011, the Company had 523,744,525 issued and outstanding shares of common stock.  These 74,000,000 shares represent 14.1% of the number of currently outstanding shares.  Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 597,744,525 and the registered shares will then represent 12.4% of those shares.  Additionally, as of the date of this Registration Statement, these 74,000,000 shares represent 18.1% of the current float.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 29, 2011

Prospectus

 MICRO IMAGING TECHNOLOGY, INC.

74,000,000 Shares
Common Stock

This prospectus relates to the offer and resale of up to 74,000,000 shares of our common stock, par value $0.01 per share, by the selling stockholder, Dutchess Opportunity Fund II, LP, or "Dutchess". Dutchess has agreed to purchase up to 125,000,000 shares pursuant to the investment agreement dated May 4, 2010 between Dutchess and us.  Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the "Investment Agreement," we have the right to put up to $5,000,000 million in shares of our common stock to Dutchess. This arrangement is sometimes referred to as an "Equity Line." For more information on the selling stockholder, please see the section of this prospectus entitled "Selling Stockholder".

As of December 29, 2011, the Company had 523,744,525 issued and outstanding shares of common stock.  The 74,000,000 shares represent 14.1% of the number of currently outstanding shares.  Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 597,744,525 and the registered shares will then represent 12.4% of those shares.  Additionally, as of the date of this Registration Statement, these 74,000,000 shares represent 18.1% of the current float.

We will not receive any proceeds from the resale of these shares of common stock offered by Dutchess. We will, however, receive proceeds from the sale of shares to Dutchess pursuant to the Equity Line. When we put an amount of shares to Dutchess, the per share purchase price that Dutchess will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Dutchess will pay us a per share purchase price equal to ninety-five percent (95%) of the lowest daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Dutchess may sell the shares of common stock from time to time at the prevailing market price on the Over-the Counter (OTC) Bulletin Board, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Dutchess is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled "Plan of Distribution".

Our common stock is quoted on the OTCQB under the symbol "MMTC". The last reported sale price of our common stock on the OTCQB on December 29, 2011 was $0.007 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the "Risk Factors" section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2011

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements". These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "appear," "future," "likely," "probably," "suggest," "goal," "potential" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" beginning on page 8 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled "Caution Regarding Forward Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

Micro Imaging Technology, Inc.

Depending upon the context, the terms "MIT," “Micro Identification Technologies, Inc,” ”Company," "we," "our" and "us," refers to either Micro Imaging Technology, Inc. alone or Micro Imaging Technology, Inc. and its subsidiaries collectively. On February 19, 2010 Micro Imaging Technology, Inc. (OTC: Bulletin Board: MMTC) announced that it had changed the Company’s business trading name to doing business as (DBA) Micro Identification Technologies, Inc, to better reflect the extensive capabilities of its microbial identification technologies.

Organizational History

We were incorporated in December 1979 in California under the name HOH Water Technology Corporation and changed our name to Electropure, Inc. in 1996. In November 2005, we again changed our name to Micro Imaging Technology, Inc. as a condition of the sale of our EDI assets (see discussion of Electropure EDI, Inc. below). Our address and telephone number is:  970 Calle Amanecer, Suite F, San Clemente, California  92673 – (949) 388-4546.

In October 1997, we acquired an exclusive license to patent and intellectual property rights involving laser light scattering techniques to be utilized in the detection and monitoring of toxicants in drinking water. In February 2000, we formed Micro Imaging Technology (MIT), a wholly-owned Nevada subsidiary to conduct research and development based upon advancements we developed and patented from the licensed technology.

In October 2005, in order to generate working capital to support the research and development efforts of our MIT subsidiary, we sold our 30,000 square foot building and the assets of our Nevada subsidiary, Electropure EDI, Inc.  At that time, the Company changed its corporate identity to Micro Imaging Technology, Inc.
In February 2010, the Company changed the Company’s business trading name to doing business as (DBA) Micro Identification Technologies, Inc, to better reflect the extensive capabilities of its microbial identification technologies.

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the fiscal years ended October 31, 2010 and 2009 and the nine month periods ended July 31, 2011 and 2010 (unaudited).

Consolidated Statements of Operations Data:

	Nine months Ended July 31,		Fiscal years ended October 31,
	2011	2010	2010	2009
	(Unaudited)
Sales	$-	$-	$-	$18,000

Cost of sales	-	-	-	10,970
Total operating expenses	808,137	1,969,442	2,444,395	2,910,982
Loss from operations	(808,137)	(1,969,442)	(2,444,395)	(2,903,952)

Other income (expense)	(238,206)	(602,531)	(634,469)	(570,340)

Net Loss	$(1,047,943)	$(2,573,573)	$(3,080,464)	$(3,475,892)

Net loss per share	$(0.00)	$(0.02)	$(0.02)	$(0.04)

Basic and diluted weighted average shares	227,162,672	134,914,977	141,859,194	89,695,596

Consolidated Balance Sheets Data:

	As of July 31,	As of October 31,	As of October 31,
	2011	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash	$3,570	$-	$2,148
Inventories	90,904	90,904	90,904
Prepaid expenses	1,220	86,868	11,799
Total current assets	95,694	177,772	102,703

Fixed assets	4,278	17,881	45,571

Total assets	$99,972	$195,653	$150,422

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities	2,168,478	1,743,030	908,324
Long term liabilities	26,000	110,727	101,000

Total liabilities	2,194,478	1,853,757	1,009,324

Total stockholders’ deficit	(2,094,506)	(1,658,104)	(839,130)

Total liabilities and stockholders’ deficit	$99,972	$195,653	$170,194

Our Principal Executive Offices.  Our principal executive offices are located at 970 Calle Amanecer, Suite F, San Clemente, California 92673. Our telephone number is (949) 388-4546 and our website address is www.micro-imaging.com. Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We obtained the market data and industry information contained in this prospectus from internal surveys, estimates, reports and studies, as appropriate, as well as from market research, publicly available information and industry publications. Although we believe our internal surveys, estimates, reports, studies and market research, as well as industry publications are reliable, we have not independently verified such information, and as such, we do not make any representation as to its accuracy.

Summary of the Offering

This prospectus relates to the resale of up to 74,000,000 shares of our common stock by Dutchess. The Investment Agreement with Dutchess provides that Dutchess is committed to purchase up to $5,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 125,000,000 shares (estimated by using the last reported sale price of our common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share) may be issued under the Equity Line at per-share prices set at nine-five percent (95%) of the lowest daily volume weighted average price (VWAP) of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable put notice (such five-day period, the "Pricing Period").

The Investment Agreement is further described below under the heading, "Investment Agreement".

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Stockholder

74,000,000 shares which are available for use under the Equity Line. As of December 29, 2011, the Company had 523,744,525 issued and outstanding shares of common stock.  These 74,000,000 shares represent 14.1%  of the number of currently outstanding shares.  Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 597,744,525 and the registered shares will then represent 12.4% of those shares.  Additionally, as of the date of this Registration Statement, these 74,000,000 shares represent 18.1% of the current float.

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See "Use of Proceeds." We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors
An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

OTC Bulletin Board Symbol	"MMTC"

Investment Agreement

We entered into the Investment Agreement with Dutchess on May 4, 2010. Pursuant to the Investment Agreement, Dutchess committed to purchase up to $5,000,000 of our common stock, over the course of 36 months. The obligations of Dutchess as imposed by the terms of this agreement are non-transferrable. The aggregate number of shares issuable by us and purchasable by Dutchess under the Investment Agreement is 125,000,000 (estimated using the last reported sale price of our common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share).   To date, we have sold 36,000,000 of the available shares, as that was the number allowed under Rule 415 and attendant shelf-registration limitations.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at nine-five percent (95%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we reserve the right, but not the obligation, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Dutchess. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Dutchess, including the following:

• we will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

• we will not be entitled to put shares to Dutchess unless our common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

• we will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess's beneficial ownership to exceed 4.99% of our outstanding shares; and

• we will not be entitled to put shares to Dutchess prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Dutchess 750,000 shares of common stock as a document preparation fee in the amount of $15,000.  However, in the event that we received any funds from a current private placement or from Dutchess’ purchase of shares prior to the nine month anniversary of the issuance of the 750,000 shares, those shares could have been redeemed, at the discretion of Dutchess, for $15,000 in cash.  The Company has redeemed those shares by making payment of $15,000 in cash to Dutchess.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated May 4, 2010, between Dutchess and us, we are obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. In order to access the credit line, on May 7, 2010 we filed, with the SEC, an initial registration statement on Form S-1 covering the first 11,000,000 shares of common stock, and a second registration statement on July 1, 2011covering an additional 40,000,000 shares of common stock.  The aggregate number of shares registered prior to this registration statement is 51,000,000 shares which is equal to thirteen point three percent (13.3%)  of our current public float (where "public float" shall be derived by subtracting the number of shares of common stock held by our officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock then outstanding).  We have agreed that, in the event that prior registrations fail to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements.  This document is the second additional registration statement which is being filed in order to allow the Company to continue to access the credit line.  This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $5,000,000 in value of shares of common stock, or 125,000,000 shares (estimated using the last reported sale price of our common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share).

RISK FACTORS

Your investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Failure to raise additional capital could seriously reduce our ability to compete or harm our ability to continue operations.

From time to time we have experienced and continue to experience working capital shortfalls that slowed the development of our research on the MIT technology. We will be required to raise substantial amounts of new financing, through equity investments, loans or strategic alliances, to carry out our business objectives. There can be no assurance that we will be able to obtain such additional financing on terms that are acceptable to us and at the time we require, or at all. Further, any such financing may cause substantial dilution of the interests of current shareholders. If we are unable to obtain such additional financing, the financial condition and results of operations of the Company will be materially adversely affected. Moreover, our estimates of cash requirements to carry out our current business objectives are based upon certain assumptions, including assumptions as to revenues, net income or loss and other factors, and there can be no assurance that such assumptions will prove to be accurate or that unforeseen costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that could have a material adverse effect on us and our plans. If we are not successful in obtaining loans or equity financing, it is unlikely that we will have sufficient cash to continue to conduct operations. We believe that to raise needed capital, we may be required to issue debt or equity securities that are significantly lower than the current market price of our common stock. However, no assurances can be given that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any such equity financing will not result in a further substantial dilution to the existing shareholders or will be on terms satisfactory to us.

We have a history of losses which are likely to continue.

From our inception in 1979 through October 31, 2010, we have accumulated a loss of $42,666,383 and a net stockholders’ deficit of $1,658,104.  The accumulated loss is principally due to expenses incurred in the development of the now disposed of EDI product, initial manufacturing start-up costs, initial marketing efforts, administrative expenses and interest, as well as the expenses associated with the research and development of MIT laser-based monitoring technology acquired in 1997. The report of our independent registered public accounting firm for the fiscal year ended October 31, 2010 contains an explanatory paragraph as to our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern. As discussed in the notes to the financial statements, our negative cash flows from operations raise substantial doubt about our ability to continue as a going concern.

Although we sold our first two MIT Systems during 2007 and a single additional System in October 2009, MIT is considered to be a development stage company. As such, it has no significant or recurring operating income and its prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the development of a new technology.  While laboratory results and other tests have been encouraging, substantial additional development efforts will be required. The development of the MIT System involves significant risks, which a combination of experience, knowledge and careful evaluation may not be able to overcome. There can be no assurance that unanticipated problems will not occur which would result in material delays in our product development, or that our efforts will result in successful product commercialization on a sustainable level. There can be no assurance that we will be able to achieve profitable operations.

We have limited patent protection.

We own two U.S. patents on our MIT technology and one foreign patent for this technology. We may not be able to afford the expenses required to enforce any patent we may now or in the future own and no assurances can be given that any patents would be upheld if challenged, or if upheld, would provide us with meaningful protection. We also rely on trade secrets and know-how as regards the MIT technology that is not patentable. Although we have taken steps to protect our unpatented trade secrets and know-how, in part through the use of confidentiality agreements with our employees, consultants and certain of our contractors, there can be no assurance that:

•	these agreements will not be breached,
•	we would have adequate remedies for any breach, or
•	our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

Our competitors are larger and better financed

The microbe identification industry continues to undergo rapid change with intense competition that is expected to increase. There can be no assurance that our competitors have not or will not succeed in developing technologies and products that are more accurate than the MIT System microbe identification and monitoring method and would, accordingly, render the MIT System obsolete and noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities. Accordingly, certain of those competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than us. We will also be competing with respect to sales and marketing capabilities, areas in which we currently have little experience.

Continued technological changes and government regulations could adversely affect our sales

The technology upon which the MIT System relies may undergo rapid development and change. There can be no assurance that the technology utilized by us will be competitive in light of possible future technological developments. Further, we cannot assure that our technology will not become obsolete or that we will have adequate funds to meet technological changes.

There can be no assurance that we will be successful in developing the MIT System to respond to technological changes or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of the MIT System, or that any new products will adequately satisfy the requirements of prospective customers and achieve market acceptance. If we are unable to develop and introduce new or improved products in a timely manner in response to changing market conditions or customer requirements, our business, operating results and financial condition will be materially adversely affected.

Dependent upon the field of application, the MIT System, when commercialized, may be subject to extensive regulation by numerous governmental authorities and regulatory agencies worldwide prior to introduction of the product. The process of obtaining required regulatory approvals may be lengthy and expensive depending on the jurisdiction. There can be no assurance that we will be able to obtain the necessary approvals to conduct clinical trials for the manufacturing and marketing of products, that all necessary clearances will be granted to us for future products on a timely basis, or at all, or that review or other actions by the regulatory agencies will not involve delays adversely affecting the marketing and sale of our products. In addition, the testing and approval process with respect to certain products which we may develop or seek to introduce may take a substantial number of years and involve the expenditure of substantial resources. There can be no assurance that the MIT System will be cleared for marketing by the regulatory agencies of the countries in which we seek to market the MIT System. Failure to obtain any necessary approvals or failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition or results of operations. Further, future government regulation could prevent or delay regulatory approval of our products.

If we fail to attract and retain key personnel, our ability to compete will be harmed

Our future success is highly dependent on our ability to attract, retain and motivate qualified personnel, including technical personnel, executive officers and other key management. The loss or unavailability of services of one or more of our key employees, including Michael Brennan, our chief executive officer, or our inability to attract and retain qualified personnel, could have a material adverse effect on our ability to operate effectively.

RISKS RELATING TO OUR COMMON STOCK

Because there is a limited market in our common stock, stockholders may have difficult in selling our common stock and our common stock may be subject to significant price swings.

There can be no assurance that an active market for our Common Stock will develop. If an active public market for our Common Stock does not develop, shareholders may not be able to re-sell the shares of our Common Stock that they own and affect the value of the Shares.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, such as we, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and

·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and

·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The exercise of outstanding options and warrants may have a dilutive effect on the price of our common stock.

To the extent that outstanding stock options and warrants are exercised, dilution to our stockholders will occur. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of the outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than the exercise terms provided by the outstanding options and warrants.

We do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

RISKS RELATED TO THIS OFFERING

WE ARE REGISTERING THE RESALE OF A MAXIMUM OF 74,000,000 SHARES OF COMMON STOCK, ALL OF WHICH MAY BE ISSUED TO DUTCHESS UNDER THE EQUITY LINE. THE RESALE OF SUCH SHARES BY DUTCHESS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering the resale of a maximum of 74,000,000 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Dutchess could depress the market price of our common stock. As of December 29, 2011, there were 523,744,525 shares of our common stock issued and outstanding. In total, we may issue up to 125,000,000 shares (estimated using last reported sale price of our common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share) to Dutchess pursuant to the Equity Line, meaning that, we are obligated to file one or more registration statements covering the remaining 74,000,000 shares not covered by the registration statement (or the Company’s registration statements covering 51,000,000 shares not covered by either registration statement).   The sale of those additional shares into the public market by Dutchess could further depress the market price of our common stock.

EXISTING STOCKHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EQUITY LINE.

Our Equity Line with Dutchess contemplates our issuance of up to 125,000,000 shares (estimated using last reported sale price of our common stock on the OTC Bulletin Board on May 04, 2010 of $0.04 per share) of our common stock to Dutchess, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all 125,000,000 shares of our common stock to Dutchess, our existing stockholders' ownership will be diluted by such sales.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK UNDER THE EQUITY LINE.

The common stock to be issued to Dutchess pursuant to the Investment Agreement will be purchased at a 5% discount to the volume weighted average price of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Dutchess, subject to certain exceptions. Therefore, Dutchess has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Dutchess sells the shares, the price of our common stock could decrease.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE WHEN NEEDED.

Our ability to put shares to Dutchess and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Dutchess at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Dutchess to the extent that it would cause Dutchess to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Dutchess. However, we will receive proceeds from the sale of our common stock to Dutchess pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness and for other purposes that our board of directors, in its good faith, deems to be in our best interest.

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See "Selling Stockholder" and "Plan of Distribution" described below.

SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the "Shares Beneficially Owned After Offering" columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The following table sets forth the name of the selling stockholder, an if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder's account, the amount being offered for the stockholder's account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Offered Under this	Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Prospectus(3)	Shares	%

Dutchess Opportunity Fund II, LP(2)	0	0%	74,000,000	None	None

 (1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 523,744,525 shares of common stock outstanding as of December 29, 2011. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Dutchess is a Delaware limited partnership.  Michael Novielli and Douglas H. Leighton are managing members of Dutchess Capital Management, II, LLC, which is the General Partner of Dutchess Opportunity Fund II, with voting and investment power over the shares.

(3) Represents 74,000,000 of the 125,000,000 shares (estimated using last reported sale price of our common stock on the OTC Bulletin Board on May 04, 2010 of $0.04 per share) of common stock issuable by us and purchasable by Dutchess under the Investment.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTCQB under the symbol "MMTC"

Holders

As of October 31, 2010, there were approximately 400 holders of record of our common stock.

Price Range

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Common Stock Bid Prices
	High	Low
Fiscal 2009 First Quarter	0.07	0.01
Second Quarter	0.13	0.05
Third Quarter	0.17	0.05
Fourth Quarter	0.16	0.04
Fiscal 2010 First Quarter	0.08	0.03
Second Quarter	0.08	0.02
Third Quarter	0.06	0.02
Fourth Quarter	0.03	0.01
Fiscal 2011 First Quarter	0.02	0.01
Second Quarter	0.0085	0.005
Third Quarter	0.005	0.0017
Fourth Quarter	0.0139	0.0015
Fiscal 2012 First Quarter (through December 29, 2011)	0.0088	0.004

As of October 31, 2010, our shares of common stock were held by approximately 400 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies.

The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC, whose address is 59 Maiden Lane, Plaza Level, New York, NY 10038.  The phone number of the transfer agent is (800) 937-5449.

Dividends

We have not declared any dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment by us of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Recent Sales of Unregistered Securities

On December 1, 2008, Michael Brennan converted a total of $128,996 in accrued loans, interest, fees and expenses into 1,250,000 shares of common stock.

Mr. Anthony M. Frank converted $400,000 in principal loans into 8,783,416 shares of common stock on December 15, 2008.

On February 5, 2009, the Company’s Board of Directors authorized the issuance of 12 million shares of common stock and options to purchase 2 million shares of common stock to various officers, directors, employees and consultants to the Company for services rendered.  The fair market value of the shares and options was determined to be $210,458 and was expensed as of the grant date.

On February 5, 2009, Board member and Chief Financial Officer, Victor A. Hollander, converted a total of $19,329 in fees and expenses into 1,257,189 shares of common stock at the rate of $0.015375 per share.

Also on February 5, 2009, a consultant to the Company converted $6,319 in accrued fees and expenses into 420,962 shares of common stock at a fair market value of $0.0154 per share.

On February 17, 2009, we received the third installment of $100,000 from the Company’s majority shareholder on the purchase of convertible debentures commenced in December 2008.  On February 27, 2009, our majority shareholder converted $300,000 in convertible debentures purchased between December 18, 2008 and February 17, 2009 into 31,592,467 shares of common stock.  The conversion price was $0.0096 per share and included $3,370 in interest accrued on the debentures.

On May 1, 2009, the Company issued 175,000 shares of common stock in payment for services rendered by a financial consulting firm in 2008.  The fair market value of the shares was determined to be $9,262, or $0.05 per share.

On May 1, 2009, the Company issued 500,000 shares of common stock to Chief Executive Officer, Michael Brennan, for additional services rendered in efforts to secure financing on behalf of the Company.  The shares were issued under the Company’s 2009 Employee Benefit Plan.  The fair market value was determined to be $0.056 per share, or an aggregate of $28,088 on the issuance.

On May 1, 2009, for consulting services rendered, the Company granted a non-affiliated consultant a three-year warrant to purchase 500,000 shares of common stock at $0.03 per share and recorded a consulting expense of $44,920.

The Company issued 2 million shares of common stock on June 12, 2009 to a consultant for services rendered.  The value of the shares, $233,000, was recorded as a consulting expense.

On July 16, 2009, the Company’s Board of Directors authorized the issuance of 6,100,000 shares of common stock to various officers, directors, employees and consultants to the Company for services rendered.  The fair market value of the shares was determined to be $942,450 and was expensed as of the grant date.

Between December 15, 2008 and February 18, 2009, the Company issued a total of 5,058,474 shares of common stock upon the conversion of $50,000 in principal debentures sold through Divine Capital Markets during fiscal 2008.  The prices on the three conversion transactions ranged from $0.009 to $0.0128 per share.

On September 8, 2009, the Board of Directors approved a September 3, 2009 settlement of a lawsuit brought against the Company in May 2009 by purchasers of the Company’s convertible debentures sold by Divine Capital Markets.  The Company issue 5,889,997 shares of unrestricted common stock, valued at approximately $0.0748 per share, to the debenture holders in full satisfaction of all claims and in full payment of the $410,000 in principal debentures and $33,745 in interest accrued on the debentures through the September 3, 2009 settlement date.  As part of the settlement, the debenture holders waived $123,000 in penalties and $28,860.25 in interest which the Company had recorded under the default terms of the debentures.  Consequently, the Company realized a gain of $151,860 on the settlement.

On October 2, 2009, the Company issued 1,071,429 shares of common stock to an investment consulting firm in connection with an agreement to purchase up to $3 million of the Company shares. The fair market value of the shares on the transaction date was $75,000, or $0.07 per share.

During the twelve months ended October 31, 2009, pursuant to his compensation arrangement, the Company issued 600,000 shares of common stock to Michael W. Brennan, at prices ranging from $0.012 to $0.152 per share.  The aggregate fair market value of the shares was determined to be $39,998.  In August 2009, Mr. Brennan also received a two-year option to purchase 100,000 shares of common stock at $0.30 per share as part of his compensation arrangement, at an expense to the Company in the sum of $14,772.

The Company issued 300,000 shares of common stock to a consultant of the Company, during the fiscal year ended October 31, 2009 in accordance with his compensation arrangement.  The shares were issued at prices ranging from $0.012 to $0.152 per share, with an aggregate fair market value of $19,999.

On November 2, 2009, the Company issued 800,000 shares of common stock to a law firm in payment of $29,018 in legal fees accrued between May and October 2009 in regard to litigation conducted with Divine Capital Group.

On November 5, 2009, the Company issued 500,000 shares of common stock to corporate counsel in payment of $20,000 in legal fees accrued between July 2007 and October 2009.

On January 7, 2010, the Board of Directors approved the establishment of the Company’s 2010 Employee Benefit Plan, authorizing the issuance of up to 12 million shares to employees, directors, officers, consultants, or advisors of the Company who are determined to be eligible to receive an option or stock award under the plan.  During the six months ended April 30, 2010, the Board authorized the issuance under the Plan of 4 million shares to two consultants for services and expensed $155,000 in consulting fees.

On March 17, 2010, the Company issued a total of 5,000,000 shares of common stock to two consultants for investor relations services to be rendered over a one-year term.  The fair market value of the shares was determined to be $200,000, or $0.04 per share, and will be amortized over one year.  The Company expensed $24,110 as consulting fees as of April 30, 2010 pursuant to the issuance of these shares and recorded the balance *of the value, or $175,890, as prepaid expenses.

On April 6, 2010, the Company issued 750,000 shares of common stock in conjunction with an Investment Agreement which it entered into on May 4, 2010 with Dutchess Opportunity Fund, II, LP (Dutchess).  The fair market value of the stock issued to Dutchess was determined to be $30,000.  The Company repurchased the shares in October 2010 for the sum of $15,000.

On April 9, 2010, the Company issued 6,100,000 shares of common stock on the conversion of an aggregate of $305,000 in fees and expenses into convertible term notes by the Company’s Chief Executive Officer, Chief Financial Officer and a consultant to the Company.  The Company expensed $305,000 as the fair market value of the shares issued as additional consideration.

Between November 1, 2009 and April 30, 2010, the Company issued 5,000,000 shares of common stock and warrants to purchase 500,000 shares of common stock as partial consideration for $250,000 in convertible term loans received from various lenders.  Of such loans, $20,000 was received from our largest stockholder and $25,000 was a loan made from our Chief Executive Officer, Michael Brennan, in fiscal 2009 and transferred to an unaffiliated third party in February 2010.

Between April and June 2010, the Company sold 6,000,000 shares of common stock at $0.029 per share to an unaffiliated accredited investor for net proceeds of $175,000.  An additional 50,000 shares of common stock were sold to a second investor in May, 2010 for $0.10 per share, for net proceeds of $5,000.

On July 12, 2010, the Board of Directors authorized an issuance of 5,000,000 shares of common stock each to Michael Brennan, Chief Executive Officer, and Victor Hollander, Chief Financial Officer, for services rendered.  The total fair market value of the shares was $390,000, or $0.039 per share.

On August 3, 2010, the Company issued two-year options to purchase 100,000 shares of common stock to Ralph W. Emerson, Director, for his annual service as Chairman of the Company’s Science Advisory Board.  The fair market value of the options was determined to be $1,905.

On August 16, 2010, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an 8% convertible note in the aggregate principal amount of $50,000.  The Note matures on May 18, 2011 and is convertible into common shares at a 39% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing 180 days following the date of the Note.  The Company received the proceeds of the Note on September 8, 2010, less a $3,000 reimbursement to Asher for fees and expenses related to the referenced agreements.

Between September 10 and October 15, 2010, the Company received $32,492, net of $440 in fees, from Dutchess Opportunity Fund  II, LP on the issuance of 1,558,736 shares under the terms of the May 4, 2010 Investment Agreement whereby Dutchess committed to purchase up to $5,000,000 of the Company’s common stock over a thirty-nine month period.  Of the funds received, the Company paid Dutchess $15,000 to redeem the 750,000 common shares it received in April 2010 as a document preparation fee.

During the twelve months ended October 31, 2010, pursuant to his compensation arrangement, the Company issued 600,000 shares of common stock to Michael W. Brennan, at prices ranging from $0.017 to $0.05 per share.  The aggregate fair market value of the shares was determined to be $21,325.  In August 2009, Mr. Brennan also received a two-year option to purchase 100,000 shares of common stock at $0.30 per share as part of his compensation arrangement, at an expense to the Company in the sum of $1,713.

The Company issued 300,000 shares of common stock to a consultant of the Company, during the fiscal year ended October 31, 2010 in accordance with his compensation arrangement.  The shares were issued at prices ranging from $0.024 to $0.05 per share, with an aggregate fair market value of $10,663.

On October 29, the Board of Directors authorized an issuance of 6,000,000 and 5,000,000 shares of common stock to Michael Brennan, Chief Executive Officer, and Victor Hollander, Chief Financial Officer, respectively, for services rendered.  The total fair market value of the shares was $143,000, or $0.013 per share.

On October 29, 2010, the Board of Directors also granted two-year warrants to purchase a total of 4,000,000 shares of common stock to two consultants at $0.011 per share.  The fair market value of the warrants, or $37,532, was recorded as consulting expense.

Between November 1, 2010 and July 31, 2011, the Company issued a total of 450,000 shares of common stock to the Chief Executive Officer, Michael Brennan, pursuant to his compensation arrangement.  The fair market value of the stock was $0.01 per share, for an aggregate compensation expense of $4,500 as of the nine months ended July 31, 2011.  In February 2011, the Company also issued Mr. Brennan three (3) million shares of common stock under the Form S-8 Registered 2011 Employee Benefit Plan (the Plan). Such shares were issued at $0.006 per share and were expensed at a total cost of $18,000 as of July 31, 2011.  An additional three (3) million shares of common stock were issued to Mr. Brennan on June 1, 2011 under the Plan also at a fair market value of $18,000.

The Company’s Chief Financial Officer, Victor Hollander, received three (3) million shares of common stock on June 1, 2011 for additional services rendered.  The value of the shares were expensed at a total cost of $18,000, or $0.006 per share.

Between November 1, 2010 and July 31, 2011, the Company issued 7,500,000 shares of common stock to two consultants and the Company’s Counsel under the Form S-8 Registered 2011 Employee Benefit Plan for services rendered. Such shares were issued at prices ranging from $0.006 to $0.01 per share and were expensed at a total cost of $63,000 as of July 31, 2011.

Also between November 1, 2010 and January 31, 2011 the Company issued a total of 75,000 shares of common stock to a consultant pursuant to a consulting arrangement.  Such shares were issued at $0.01 per share and were expensed at a total cost of $750 as of July 31, 2011.

Between November 2, 2010 and July 31, 2011, the Company issued a total of 141,829,228 shares of common stock upon the conversion of $203,965 in convertible notes and $3,500 in interest at prices ranging from $0.001 to $0.0004 per share.

The Company sold 9,408,038 shares of common stock under the terms of a Securities Purchase Agreement to Dutchess Opportunity Fund during the nine months ended July 31, 2011 for proceeds of $60,192, net of $880 in transfer fees, at prices ranging from $0.006 to $0.013 per share.

In May 2011, the Company issued 600,000 shares of common stock at $0.05 per share as partial consideration for a $30,000 loan.

In June 2011, the Company issued 5,733,333 shares of common stock, at $0.006 per share, upon the conversion of $34,000 of a $55,000 convertible debenture held by a consultant to the Company.

In accordance with his consulting arrangement, in August 2011, the Company issued 50,000 shares of common stock to its Chief Executive Officer, Michael Brennan.  Also in August 2011, as part of his employment arrangement, Mr. Brennan was also granted two-year options to purchase 100,000 shares of common stock at an exercise price of $0.30 per share.

On August 2, 2011, the Company received an additional $22,500, net of fees and expenses, from Asher Enterprises, Inc. pursuant to a Stock Purchase Agreement.

In August 2011, Asher converted an additional $9,800 in principal loans into 24,500,000 shares of common stock at $0.004 per share.

All of these securities issuances were in private direct transactions, exempt under Section 4(2) of the Securities Act of 1933 or Regulation D promulgated thereunder.

OUR BUSINESS

COMPANY OVERVIEW

We were incorporated in December 1979 in California under the name HOH Water Technology Corporation and changed our name to Electropure, Inc. in 1996. In November 2005, we again changed our name to Micro Imaging Technology, Inc. as a condition of the sale of our EDI assets (see discussion of Electropure EDI, Inc. below). Our address and telephone number is:  970 Calle Amanecer, Suite F, San Clemente, California  92673 – (949) 388-4546.

In October 1997, we acquired an exclusive license to patent and intellectual property rights involving laser light scattering techniques to be utilized in the detection and monitoring of toxicants in drinking water. In February 2000, we formed Micro Imaging Technology (MIT), a wholly-owned Nevada subsidiary to conduct research and development based upon advancements we developed and patented from the licensed technology.

In October 2005, in order to generate working capital to support the research and development efforts of our MIT subsidiary, we sold our 30,000 square foot building and the assets of our Nevada subsidiary, Electropure EDI, Inc.  At that time, the Company changed its corporate identity to Micro Imaging Technology, Inc.

In February 2010, the Company changed the Company’s business trading name to Micro Identification Technologies, Inc, to better reflect the extensive capabilities of its microbial identification technologies.

DEVELOPMENT OF OUR BUSINESS

MICRO IMAGING TECHNOLOGY

The acquisition of the MIT patent and intellectual property rights in 1997 provides the basis for our development of near “real-time” fluid monitoring systems for water monitoring as well as food processing and clinical applications. The technology transferred under the October 25, 1997 agreement with Wyatt Technology Corporation had, at inception, two main areas for exploitation:

•
Detection and early warning of dangerous particulate materials such as parasites and other organisms, i.e., bacteria, spores, etc. If the initial efforts were successful, future efforts were to be directed to include detection and early warning of asbestos fibers and similar materials that pose a health hazard to the consumer.

•	Detection and early warning of dangerous soluble substances such as mutagens, carcinogens and metabolic poisons.

The feasibility of the technology had already been confirmed, although never commercialized in this area of application, during a study by Wyatt for the U. S. Army through a Small Business Innovative Research program conducted in the 1980’s. We believe that the technology for this application may well represent a major opportunity on a worldwide basis for future growth of consumer market products and the currently available instrumentation and methods being developed by us appear to provide a more immediate path to developing the technology for this concept.

Our initial proof-of-principal testing in 1998 demonstrated the ability, in a laboratory setting, to detect and monitor parasites, primarily Cryptosporidium and Giardia1 in drinking water sources and the pathogenic microbes E. coli, Listeria and Salmonella.

Potential customers for a water monitoring system would include local water utilities, both private and municipal; state water utilities and water quality and health agencies; federal government agencies such as EPA, DoD, DoE, CDC; wastewater treatment plants; ground water and well users; and potentially, as the cost of the sensors and system decreases, homeowners.

However, we believe development of an MIT System for clinical laboratory and food safety applications will be achieved more rapidly because it will not require the specialized instrumentation necessary for water monitoring. Consequently, we have focused our research efforts to address these areas, each of which we believe may achieve cost and efficiency benefits similar to the proposed water monitoring device. In addition to Cryptosporidium and Giardia protozoas, this technology has already demonstrated identification of the bacteria E.coli, Listeria monocytogenes, Salmonella typhi, Pseudomonas aeruginosa, Staphylococcus aureus and Streptococcus pneumoniae. Additionally, the Company is in the process of adding to the System the ability to identify the following pathogens: Klebsiella, Proteus, Shigella and subspecies of each.

In February 2006, the Company contracted with North American Science Associates, Inc. (“NAMSA”), a highly regarded international testing and verification laboratory, to design and perform a verification test that compares the speed, accuracy and efficiency of MIT’s rapid microbe identification system with conventional processes. The comparative tests were a double blind experiment, meaning that the independent NAMSA laboratory technicians, using the MIT System and a well recognized alternative, were not aware of the tested microbes’ identification. NAMSA chose the industry standard Sherlock Microbial Gas Chromatographic Identification System (“MIDI”) as the initial process to verify the accuracy of MIT’s diagnostic capabilities.

The MIT system scored 98 percent correct identifications in fifty tests, with each test consuming only several minutes for sample preparation and an average three minutes for testing. The MIDI system was correct 80 percent and failed to identify, with several attempts, one very common and dangerous bacterium, E. coli 0157:H7. NAMSA then employed a conventional biological testing method which finally matched the unidentified bacterium with MIT’s identification. The MIDI system took hours per test and the biological testing method required days.  We believe that the NAMSA tests verified the accuracy, speed and efficiency of the MIT System over conventionally accepted processes.

In June 2009, the Company received AOAC Research Institute (AOAC RI) Performance Test Methodtm (PTM) certification for the MIT 1000 System’s identification of Listeria species (PTM Certificate Number 060901).  Listeria are known to be the bacteria responsible for listeriosis, a rare but lethal food-borne infection that has a devastating case fatality rate of 25% (Salmonella, in comparison, has a less than 1% mortality rate). They are incredibly hardy and able to grow in temperatures ranging from 4°C (39°F), the temperature of a refrigerator, to 37°C (99°F), the body's internal temperature. Furthermore, listeriosis' deadliness can be partially attributed to the infection's ability to spread to the nervous system and cause meningitis.  This Certification enables the Company to aggressively begin marketing its System into the targeted food safety markets.  Following Listeria certification, the Company’s next goal is to achieve PTM certifications for the identification of E.coli and Salmonella as these three bacteria are responsible for most of the food bacterial contamination events worldwide.  Additional microbes will be certified as required by the market.

The clinical and food safety applications for our MIT System for rapid identification of microbes will in some cases undergo stringent and lengthy regulatory approval processes in the United States, including clinical trials. To gain beta-site testing data, in June 2007 we sold and installed two MIT systems in an instrumentation distribution company and a food research laboratory in Japan through Yotsubishi Corporation, a subsidiary of Sibata Scientific Technology.  We believe that the operating results from these installations has aided in further commercializing the MIT System for clinical and food safety applications.  In October 2009, we sold an MIT system to a newly appointed Malaysian distributor which sells, markets and distributes research and scientific products for the countries in the Association of Southeast Asian Nations (ASEAN).  No assurances can be given, however, as to when or if additional Systems may be sold through this or any other distributor.

 1      Cryptosporidium (Cryptosporidium parvum) and Giardia (Giardia lamblia) are waterborne protozoan parasites which contaminate water sources such as wells, rivers, streams, and lakes, generally through animal and fowl fecal deposits.

Although the water monitoring and food safety applications for the MIT System will not require regulatory review and approval, these application will require more extensive development efforts because of the vast array of contaminants commonly found in water and food and the need to configure a unique method and apparatus for isolating the water or food being tested. For these reasons, we expect that a practical device for water monitoring and food safety applications of our technology will not be commercialized until we have successfully introduced and gained acceptance of an MIT System in the clinical and food safety market segments.

Based on a very preliminary evaluation of market needs and the size and number of possible customers, we estimate that the market potential for the MIT System in all of the above domestic market areas could exceed $3 billion annually. More detailed market validation will be conducted as our development program continues.

With regard to the MIT System, there are established methods of testing currently employed by both public and private agencies. However, these methods are labor intensive, expensive and time consuming, and do not provide the near “real time” monitoring capabilities which our product offers. We believe that the MIT System is the only microbe identification system that is not biologically based – that is, does not rely on biological agents or reagents.

The Markets for Microbe Identification

The number of applications for our laser-based rapid microbe identification system is large, including food inspection, clinical applications and water testing. However, we have elected in the near term to focus on food inspection:

The Food and Drug Administration currently requires elaborate laboratory procedures taking up to 64 hours to identify E. coli, Salmonella or Listeria. According to industry analysts at Strategic Consultants, Inc (Scarborough, ME.) there were over 144 million microbiology tests performed in almost 6,000 plants annually. The analysts further report that food manufacturers and processors anticipate a continued increase in testing as regulatory agencies require more surveillance and monitoring programs. The MIT system identifies bacteria in less than 5 minutes, thus minimizing the testing and reporting time which minimizes health risks, product recall dangers and expenses to the producer.

On January 9, 2007, the Company entered into a non-exclusive agreement to supply MIT products to JMAR Technologies as a tandem product to its real-time water monitoring system or as a stand-alone instrument for laboratory use.  JMAR is a San Diego, California based company that has a direct sales and support organization and manufactures laser-based products for multiple markets, including homeland security, the cruise ship and beverage industries, pharmaceutical companies, and municipal water utilities.  To date, no sales of the MIT System have occurred under the agreement with JMAR and, although no assurances can be given that the arrangement will result in future products sales, we continue to consider the possibility of future business as promising.

In August 2007, we engaged the services of John Ricardi, JMAR’s former Vice President for Sales and Marketing.  Mr. Ricardi provided sales, marketing and business development services to the Company as a consultant and through his efforts, the Company has appointed seven (7) exclusive distributors for MIT products in various territories, including, Taiwan and China, Puerto Rico and the Caribbean, Bulgaria, the United Kingdom and Ireland, Vietnam, Laos and Cambodia, South Korea, Turkey, Malaysia and a number of ASEAN countries (including Singapore, Thailand, Brunei, Indonesia, Philippines, and Myanmar). The expansion of the distributor network continues.

Patents

In July 2002, we were granted U.S. Patent No. 6,639,672 on our MIT rapid microbe detection technology. We also received a U.S. Continuation-in-part patent on this technology on October 28, 2003 and a corresponding patent in Mexico on April 4, 2006.

Because the review and approval process associated with filing for patent protection on new products can be lengthy, we cannot be certain when, or if, foreign patents will be issued for any of our pending applications. The existence of a patent may not provide us any meaningful protection because of technological changes, the decision of courts not to uphold all or part of a patent, or because of the limited financial resources that may be available to enforce patent rights. We do not believe that any of our individual patents is of sufficient importance that its termination or expiration would have a material adverse effect on the Company. Conversely, we believe that our technical know-how and trade secrets may be more significant to our business than trademark or patent protection although we will continue to apply for patents on any inventions or improvements made in the normal course of our business.

 “Micro Imaging Technology” is a registered trademark of the Company.

Research and Development

During fiscal 2010, we expended $687,687 primarily on our MIT System research program to develop a microbiological identification system derived from the technology acquired from Wyatt in October 1997.  We concluded Phase 1 research on the Micro Imaging System in 1998 with a laboratory system that was used to prove the scientific principal and initiated phase two of our research program which resulted in the development of a more advanced system and the culmination of the library for the identification for various pathogens.  We expect to continue to incur and accelerate additional research and development costs on this MIT System project through continued product development and library expansion efforts.

During fiscal 2009, we spent $973,344 on similar research and development activities.

Compliance with Environmental Laws

We do not produce hazardous waste as a result of our research activities. Consequently, our costs for compliance with federal, state and local environmental laws are negligible.

Employees

As of July 31, 2011, we employed 5 full-time employees, of whom four were engaged in administrative, marketing, accounting and clerical functions and two were engaged in research and development of the Company’s proposed MIT System. To implement our MIT business strategies, we anticipate that we will hire additional employees in fiscal 2011. However, we cannot predict with any certainty when we will hire any additional personnel. We believe that our relationship with our employees is good and we are not a party to any collective bargaining agreement. Our future success will be dependent upon our ability to attract and retain qualified personnel.

Properties

In January 2006, we executed a one-year lease, with an option to renew for up to five one-year terms, on a 4,100 sq. ft. facility in San Clemente, California commencing on April 1, 2006 at the rate of $3,650 per month.  On April 1, 2008, our lease payment increased to and remains at $3,895.00 per month through our lease extension date of March 31, 2011.

Management believes that our present facilities in San Clemente, California will be adequate for all of our current operations, and those contemplated for the foreseeable future. We also believe that our property is adequately covered by insurance.

Legal Proceedings

On May 11, 2009, Divine Capital Markets, LLC and a group of investors (collectively, “Plaintiffs”) filed a civil action against the Company and several of its officers and directors (collectively, the “Company”) in the New York Supreme Court, New York County.  Plaintiffs alleged breach of contract and unjust enrichment by the Company, as well as fraud, tortious interference with a contractual relationship and breach of fiduciary duty by the Company’s officers and directors.  The lawsuit alleges that the Company breached certain conversion provisions of secured convertible debentures purchased by the Plaintiffs.

On May 12, 2009, before the Company had been able to retain New York counsel, Plaintiffs appeared in court and obtained a temporary restraining order, which barred the Company from using or assigning any of its patents pending a hearing scheduled for May 19.  Divine also filed a motion for preliminary injunctive relief seeking an order: (i) compelling the Company to cease and desist any and all use of several patents; (ii) permitting plaintiffs to sell or otherwise dispose of the patents; (iii) compelling the Company to immediately issue the 2,424,240 shares to several investors; and (iv) compelling the Company to issue all shares covered by the convertible debenture agreement.

The Company opposed Divine's motion.  On May 19, at the conclusion of oral argument on Plaintiffs’ motion, Justice Richard B. Lowe, III ruled in the Company’s favor.  Justice Lowe vacated the temporary restraining order and denied plaintiffs’ motion for a preliminary injunction in full.

On September 3, 2009, the parties reached an agreement to settle all claims and counterclaims asserted in the lawsuit.  With respect to the agreement, neither side admitted any liability in connection with the settlement.  As part of the agreement, the debenture holders agreed to extinguish their existing rights under their debentures in exchange for the immediate issuance of 5,899,997 unrestricted common shares of Micro Imaging Technology stock.  The settlement also provided for the release of any legal claim or interest by the debenture holders with respect to patents and patent rights which have been held by Micro Imaging Technology.

Reports

We make available free of charge through our website, www.micro-imaging.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. This discussion may contain forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements due to known and unknown risks, uncertainties and other factors, including those risks discussed under "Risk Factors" and elsewhere in this prospectus.

Fiscal Years Ended October 31, 2010 and 2009

We posted our first sale since fiscal 2007 of an MIT system in October 2009, for gross proceeds of $18,000.   No product sales occurred during fiscal 2010.  Our limited working capital has not yet allowed us to spend any significant resources on advertising and marketing efforts.

Research and development expenses for the fiscal year ended October 31, 2010 decreased by $285,657 compared to the prior year expenses of $973,344. These expenses arise from the program which we initiated in December 1997 to develop the micro imaging technology for detecting and identifying contaminants in fluids. The decrease was primarily due to a reduction in temporary labor expense, employee-related benefits and generally lower operating expenses.  Consulting expenses during fiscal 2010 were also lower mainly due to a reduction in the fair market value of the Company’s stock issued as non-cash compensation.

Sales, general and administrative expenses decreased by $180,930 for the fiscal year ended October 31, 2010 compared to the prior year period.  The reduction primarily reflects a decrease in legal and consulting fees, a significant portion of which reflects the value of options and common stock issued as compensation during fiscal 2010.  The decrease was partially offset by an increase in expenses related to shareholder relations activities to generate an interest in investments in the company.

Interest income is generated from short-term investments and showed no change in fiscal 2010.

Interest expense for the twelve months ended October 31, 2010 decreased by $128,829 compared to the prior fiscal year.  The decrease reflects the fact that the costs of issuing a number of convertible debentures in prior years were fully amortized during fiscal 2009.

Components of other expense, other than interest, increased by $192,958 for the fiscal year ended October 31, 2010 compared to the prior year.  The increase mainly reflects the fact that during fiscal 2009, the Company realized a gain on interest waived of $151,860 on settlement of the Divine Capital lawsuit and $39,746 on conversion of loans from our majority shareholder, with no similar gains during the current fiscal year.

We recorded the minimum state income tax provision in fiscal 2010 and 2009 as we had cumulative net operating losses in all tax jurisdictions.

Liquidity and Capital Resources

At October 31, 2010, we had working capital deficit of $1,610,150. This represents a working capital decrease of $806,687 compared to that reported at October 31, 2009. The decrease primarily reflects an increase in current liabilities due to lack of working capital to service the debt.

We sold no products in fiscal 2010.  Our primary source of cash during the fiscal year ended October 31, 2010 has been from the sale of equity and convertible debentures and loans from an unaffiliated shareholders and our majority shareholder, Anthony M. Frank.   Between November 2009 and April 2010, we borrowed $202,000 from various unaffiliated shareholders.   Between April and October 2010, we sold 6,050,000 shares of common stock in private placement transactions for net proceeds of $180,000 from two non-affiliates.  We also sold 1,558,736 shares of common stock to Dutchess Capital for net proceeds of $32,491.  We also borrowed $20,000 in March and $30,000 in July 2010 from our majority shareholder.  In addition, we sold a total of $87,500 in convertible debentures between August and October 2010 to Asher Enterprises, Inc.

Management estimates that it required working capital approximating $46,500 per month to maintain operations during fiscal 2010, compared to the approximate $86,000 per month expended during fiscal 2009.

Plan of Operation

Our independent registered public accounting firm has included an explanatory paragraph in its report on the financial statements for the year ended October 31, 2010 which raises substantial doubt about our ability to continue as a going concern.

We are in the process of identifying commercial, technical and scientific partners that can aid in advancing the MIT technology, provide external endorsements of the technology and accelerate introduction to the market. This strategy is dependent upon our ability to identify and attract the right customers and partners over the next six month period and to secure sufficient additional working capital in a timely manner.  There can be no assurances that our efforts will be successful or that we will be able to raise sufficient capital to implement our plans or to continue operations.

Equity Financing Arrangements

On October 2, 2009, Micro Imaging Technology, Inc. entered into a Securities Purchase Agreement with Ascendiant Capital Group, LLC to establish a possible source of funding through an equity drawdown facility.  Under the Agreement, Ascendiant has agreed to purchase up to $3,000,000 of the Company’s common stock during a 36-month period which will commence once the Company has filed the required Registration Statement and it has been declared effective by the Securities and Exchange Commission.  The Securities Purchase Agreement with Ascendiant Capital Group, LLC was terminated by the Company on May 6, 2010 without costs or transactions having occurred.

On May 4, 2010, the Company entered into an Investment Agreement (“Investment Agreement”) with Dutchess Opportunity Fund, II, LP (the “Investor”).  Pursuant to the Investment Agreement, the Investor committed to purchase up to $5,000,000 of the Company’s common stock over thirty-nine months (the “Equity Line”).  The aggregate number of shares issuable by the Company and purchasable by Dutchess under the Investment Agreement is 125,000,000 (estimated using the last reported sale price of the Company’s common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share).

The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $100,000. The purchase price shall be set at nine-five percent (95%) of the lowest daily VWAP of the Company’s common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily volume-weighted average price (VWAP) of the common stock is lower than the floor price specified by us in the put notice, then the Company reserves the right, but not the obligation, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Dutchess. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, the Company is not entitled to deliver another put notice.

There are circumstances under which the Company will not be entitled to put shares to Dutchess, including the following:

•          the Company will not be entitled to put shares to Dutchess unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Dutchess;

•          the Company will not be entitled to put shares to Dutchess unless its common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

•          the Company will not be entitled to put shares to Dutchess to the extent that such shares would cause Dutchess' beneficial ownership to exceed 4.99% of our outstanding shares; and

•          the Company will not be entitled to put shares to Dutchess prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Dutchess are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Dutchess, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party's execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

The Company also entered into a Registration Rights Agreement with Dutchess on May 4, 2010.  Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements with the SEC to register the resale by Dutchess of shares of common stock issued or issuable under the Investment Agreement. On May 7, 2010, the Company filed an initial registration statement on Form S-1 in order to access the credit line, covering the resale of  the 11,000,000 shares of common stock, and a second registration statement on July 1, 2011covering an additional 40,000,000 shares of common stock.  The aggregate number of shares registered prior to this registration statement is 51,000,000 shares which is equal to thirteen point three percent (13.3%)   of the Company’s current public float (where "public float" shall be derived by subtracting the number of shares of common stock held by the Company’s officers, directors and "affiliates" (as such term is defined in Rule 144(a)(1) of the 1933 Act) from the total number of shares of our common stock then outstanding).  These Registration Statements were declared effective by the Securities and Exchange Commission on August 31, 2010 and July 20, 2011, respectively.   This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will the Company be obligated to register for resale more than $5,000,000 in value of shares of common stock, or 125,000,000 shares (estimated using the last reported sale price of the Company’s common stock on the OTC Bulletin Board on May 4, 2010 of $0.04 per share).

During September and October 2010, the Company issued six (6) puts under the investment agreement with Dutchess and sold 1,558,736 shares of common stock to Dutchess at prices ranging from $0.0175 to $0.0225 per share for net proceeds of $32,492.  Additional  shares have been sold to Dutchess subsequent to October 31, 2010 for net proceeds of $156,743.

In connection with the preparation of the Investment Agreement and the Registration Rights Agreement, the Company issued Dutchess 750,000 shares of common stock as a document preparation fee in the amount of $15,000.  However, in the event that the Company receives any funds from a current private placement or from Dutchess’ purchase of shares prior to the nine month anniversary of the issuance of the 750,000 shares, those shares could have been redeemed, at the discretion of Dutchess, for $15,000 in cash.  As of October 31, 2010, the Company redeemed the shares by making payment of $15,000 in cash from the above private placements proceeds to Dutchess.

Between August and October, 2010, we sold $87,500 in convertible debentures to Asher Enterprises, Inc. which are convertible into common shares, at the discretion of the holder, commencing 180 days following the date of the Note.    The loans bear interest at 8% per annum and are convertible at a 39% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to conversion.  Asher purchased an additional $25,000 convertible debenture in November 2010.  Asher also holds a $64,865 and a $25,000 convertible debenture which it purchased in October and December 2010, respectively, from two other lenders.  A total of $38,000 of such debentures were converted into common stock subsequent to October 31, 2010.

During the latter part of 2008, we appointed an exclusive distributor to sell our MIT products in Taiwan and China.  We have entered into similar arrangements with five other companies granting distribution rights in Turkey, Bulgaria, the United Kingdom, Ireland, Puerto Rico and the Caribbean.  In October 2009, we entered into a distribution agreement with a Biotek Sdn Bhd, a Malaysian distributor of research and scientific products for the Association of Southeast Asian Nations (ASEAN) (namely Malaysia, Singapore, Thailand, Brunei, Indonesia, Philippines, Vietnam, Cambodia, Laos and Myanmar).  This distributor purchased its first MIT System and is making preparations to conduct several workshops and product demonstrations for key prospects in Asia over the next three months.  Biotek is also planning workshops and training classes throughout ASEAN, including Indonesia, Singapore, The Philippines, Thailand, Cambodia, Vietnam and others.

We are in the process of developing promotional materials and marketing and sales strategies with these and other future distributors which we believe will assist in generating sales revenues in the near future.

In the opinion of management, available funds and funds anticipated from forthcoming loans and equity sales are expected to satisfy our working capital requirements through October 2011.  However, no assurances can be given that we will secure additional financing or revenues in a timely manner, if at all, or that such funds would be sufficient to achieve our intended business objectives.

We will be required to raise substantial amounts of new financing in the form of additional equity investments, loan financings, or from strategic partnerships, to carry out our business objectives. There can be no assurance that we will be able to obtain additional financing on terms that are acceptable to us and at the time required by us, or at all. Further, any financing may cause dilution of the interests of our current stockholders. If we are unable to obtain additional equity or loan financing, our financial condition and results of operations will be materially adversely affected. Moreover, estimates of our cash requirements to carry out our current business objectives are based upon various assumptions, including assumptions as to our revenues, net income or loss and other factors, and there can be no assurance that these assumptions will prove to be accurate or that unbudgeted costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that could have a material adverse effect on us and our plans. If we are not successful in obtaining financing for future developments, whether in the form of loans, licenses or equity transactions, it is unlikely that we will have sufficient cash to continue to conduct operations, particularly research and development programs, as currently planned. We believe that in order to raise needed capital, we may be required to issue debt at significantly higher interest rates or equity securities that are significantly lower than the current market price of our common stock.

 No assurances can be given that currently available funds will satisfy our working capital needs for the period estimated, or that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any such equity financing will not result in a further substantial dilution to the existing stockholders or will be on terms satisfactory to us.

Fiscal Quarters Ended July 31, 2011 and 2010

Results of Operations

References to fiscal 2011 and fiscal 2010 are for the nine month periods ended July 31, 2011 and 2010, respectively.

The Company had no sales revenue during the three and nine months ended July 31, 2011.

Research and development expenses for the three and nine month periods ended July 31, 2011 decreased by $88,324 and $114,958, respectively, compared to the prior year while R&D expenditures increased by $67,279 for the three months ended July 31, 2011 comparatively. These expenses arise from the program which we initiated in December 1997 to develop the micro imaging technology for detecting and identifying contaminants in fluids. The overall decrease reflects reductions in virtually all category of expenditures, particularly in consulting, legal and employee benefit-related expenses.

Sales, general and administrative expenses decreased by $893,749 and $1,046,347 for the three and nine months ended July 31, 2011, respectively, compared to the prior year period due, primarily, to a decrease in consulting fees paid with common stock, salaries and related expenses, as well as shareholder relations expenditures.

The Company realized negligible interest income during the nine months ended July 31, 2011 as all available capital was utilized to sustain operations.  Interest expense for the nine month period ended July 31, 2011 decreased by $333,408 compared to the prior period when common stock was issued as additional consideration for loans obtained during fiscal 2010.  However, interest expense for the three months ended July 31, 2011 increased by $100,381 compared to the prior fiscal year and results from the amortization of interest on beneficial conversion features for convertible debentures issued since the latter part of fiscal 2010.

We recorded the minimum state income tax provision in fiscal 2011 and 2010 as we had cumulative net operating losses in all tax jurisdictions.

Liquidity and Capital Resources

At July 31, 2011, we had working capital deficit of $2,072,784.  This represents a working capital decrease of $507,526 compared to that reported at October 31, 2010. The decrease primarily reflects additional borrowings during the current fiscal year as well as the accrual of payroll and accounts payable to officers, directors and employees of the Company.

Our only source of cash during the nine months ended July 31, 2011 has been from a $4,000 loan from an officer and director as well as $60,192 from the sale of common stock and loans and convertible loans totaling $30,000 and $189,865, respectively.  Management estimates that it utilized $40,600 per month in working capital on operations for the nine months ended July 31, 2011, compared to the approximate $50,000 per month expended during the nine month period ended July 31, 2010.

Plan of Operation

Our independent registered public accounting firm has included an explanatory paragraph in its report on the financial statements for the year ended October 31, 2010 which raises substantial doubt about our ability to continue as a going concern.

We are in the process of identifying commercial, technical and scientific partners that can aid in advancing the MIT expertise, provide external endorsements of the technology and accelerate introduction to the market. This strategy is dependent upon our ability to identify and attract the right customers and partners over the next six month period and to secure sufficient additional working capital in a timely manner.  There can be no assurances that our efforts will be successful or that we will be able to raise sufficient capital to implement our plans or to continue operations.

During the nine months ended July 31, 2011, we sold $61,072 in common stock, net of bank fees, and received $34,000 in loans and $189,868 in loans which are convertible into common stock at any time prior to their maturity date and bear interest at eight percent (8%) per the agreement.  The Company continues to seek additional loans.

During the latter part of 2008, we appointed an exclusive distributor to sell our MIT products in Taiwan and China.  We have entered into similar arrangements with five other companies granting distribution rights in Turkey, Bulgaria, the United Kingdom, Ireland, Puerto Rico and the Caribbean.  In October 2009, we entered into a distribution agreement with a Biotek Sdn Bhd, a Malaysian distributor of research and scientific products for the Association of Southeast Asian Nations (ASEAN) (namely Malaysia, Singapore, Thailand, Brunei, Indonesia, Philippines, Vietnam, Cambodia, Laos and Myanmar).  This distributor purchased its first MIT System and is making preparations to conduct several workshops and product demonstrations for key prospects in Asia over the next three months.  Biotek is also planning workshops and training classes throughout ASEAN, including Indonesia, Singapore, The Philippines, Thailand, Cambodia, and Vietnam.  BioTek has committed to purchase five (5) Systems by August 2011 and the Company has one outstanding order.

We are in the process of developing promotional materials and marketing and sales strategies with these and other future distributors which we believe will assist in generating sales revenues in the near future.

In the opinion of management, available funds and funds anticipated from forthcoming borrowings and equity sales are expected to satisfy our working capital requirements through November 2011.  However, no assurances can be given that we will secure additional financing or revenues in a timely manner, if at all, or that such funds would be sufficient to achieve our intended business objectives.

We will be required to raise substantial amounts of new financing in the form of additional equity investments, loan financings, or from strategic partnerships, to carry out our business objectives. There can be no assurance that we will be able to obtain additional financing on terms that are acceptable to us and at the time required by us, or a additional equity or loan financing, our financial condition and results of operations will be materially adversely affected. Moreover, estimates of our cash requirements to carry out our current business objectives are based upon various assumptions, including assumptions as to our revenues, net income or loss and other factors, and there can be no assurance that these assumptions will prove to be accurate or that unbudgeted costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory or competitive conditions, may lead to cost increases that could have a material adverse effect on us and our plans. If we are not successful in obtaining financing for future developments, whether in the form of loans, licenses or equity transactions, it is unlikely that we will have sufficient cash to continue to conduct operations, particularly research and development programs, as currently planned. We believe that in order to raise needed capital, we may be required to issue debt at significantly higher interest rates or equity securities that are significantly lower than the current market price of our common stock.

No assurances can be given that currently available funds will satisfy our working capital needs for the period estimated, or that we can obtain additional working capital through the sale of common stock or other securities, the issuance of indebtedness or otherwise or on terms acceptable to us. Further, no assurances can be given that any such equity financing will not result in a further substantial dilution to the existing stockholders or will be on terms satisfactory to us.

MANAGEMENT

Our directors and executive officers are as follows:

Name	Age		Position
Michael W. Brennan	68		Director (Chairman) and
			Chief Executive Officer
Victor A. Hollander	78	D	Director and Chief Financial Officer

The Company does not currently have an Audit Committee and as of October 31, 2010, there are currently three vacancies on the Board of Directors.

Michael W. Brennan, 68, was named to the Board of Directors and appointed Chief Executive Officer on August 2, 2006. Mr. Brennan has spent over twenty-five years within the computer industry and participated in the founding of four companies that successfully became publicly held corporations through IPOs on Nasdaq; three in the U.S.; Computer Automation (CAI), Symmetricom, Inc. (originally, DATUM) (SYMM), and Interscience (INTR) and one on the London International Stock Exchange (Optim, PLC). Additionally, Mr. Brennan was a founder of Color Imaging, Inc. (CIMG), took the company public and served as Chairman and CEO since 2000.  Mr. Brennan has a B.S. degree in electrical engineering from the University of Southern California and an MBA from Pepperdine University.

Victor A. Hollander, 78, was named to the Board of Directors on August 2, 2006 and as Chief Financial Officer on November 1, 2008.  Mr. Hollander was licensed to practice public accounting in California in 1958. In 1965, he established and was the partner in charge of the Los Angeles office of a large New York certified public accounting firm where he specialized in audit and securities matters. In 1978, he left the firm and ultimately formed the accounting firm of Hollander, Gilbert & Co., and in February 2001, this firm was merged with the Los Angeles accounting firm Good Swartz Brown & Berns, LLP. Mr. Hollander has been with an East Coast accounting firm since 2002, as Managing Director of the West Coast Group. Mr. Hollander retired from the firm in January 2007 and currently performs SEC consulting services.  Mr. Hollander, during his professional career, has been active in local, state and national professional activities. He has served on various Los Angeles Chapter, California Society of Certified Public Accountants and American Institute of Certified Public Accountants securities, ethics, accounting and auditing committees. Mr. Hollander specializes in securities, mergers and acquisitions.

Directors serve until the next Annual Meeting of Shareholders when their successors are elected and qualified.  Officers, subject to any employment agreements, serve at the pleasure of the Board of Directors.

Key Employees

David Haavig, 56, a Ph.D. in Physics, joined the Company in May 1998 as General Manager of Micro Imaging Technology, its wholly owned subsidiary. Dr. Haavig has over 25 years experience in instrument design in computer software with applications in optical measurements and analysis. From August 1991 to May 1998, he served as electrical design engineer for San Diego-based Science Applications International Corporation, where he was responsible for the mechanical and electrical design of microprocessor controlled, autonomously controlled instruments. He also served as project manager and technical director on various system development projects. Dr. Haavig received his Bachelor of Science degree in Physics (Cum Laude) from the University of Seattle and his Master of Science and Ph.D. degrees in Physics from Purdue University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and stockholders owning more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange and are required by SEC regulations to furnish us with copies of all forms they file pursuant to these requirements. The following table provides information regarding any of the reports which were filed late during the fiscal year ended October 31, 2010 and the nine months ended July 31, 2011:

		No. of Transactions
Name of Reporting Person	Type of Report Filed Late	Reported Late
Michael W. Brennan	Form 4 – Statement of Changes in Beneficial Ownership	11
Ralph W. Emerson	Form 4 – Statement of Changes in Beneficial Ownership	1
Victor A. Hollander	Form 4 – Statement of Changes in Beneficial Ownership	2

Item 11.	Executive Compensation

The members of the Board of Directors oversee compensation and benefits, i.e., option and warrant grants, to employees and service providers.

Michael Brennan, who joined the Company in August 2006 as Chief Executive Officer, is being compensated at the rate provided in his employment arrangement described below under “Employment Agreements.”

The following table sets forth summary information regarding compensation paid for the years ended October 31, 2010, 2009, and 2008 to the officers of the Company.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Michael	2010	180,000	-	294,325	1,713	-	-		478,038
Brennan/CEO (4)
	2009	180,000	-	423,236	14,772	-	-		618,108
	2008	60,000	-	315,350	102,341	-	-		477,691

Victor	2010	120,000	-	260,000	-	-	-		380,000
Hollander/CFO(5)
	2009	120,000	-	200,625	-	-	-		320,625

(1)
The Company determines the fair market value of stock awards issued as the closing bid price of the Company’s common stock as of the trading date immediately prior to the award.  Commencing October 1, 2009, the Company modified its calculation of fair market value to the average closing bid of the Common Stock for the twenty (20) trading days preceding the date of the award.

(2)	The values of the option awards granted were estimated using the Black-Scholes Option Pricing Model.

(3)
We are not required to report the value of personal benefits unless the aggregate dollar value was at least 10 percent of the executive officer’s salary and bonus or $10,000.  The Company has provided no officer with any personal benefits, including, but not limited to, allowances for vacations, automobiles, or health insurance.

(4)
Mr. Brennan was named Chief Executive Officer on August 2, 2006.  He receives a cash salary and 50,000 shares of common stock per month as his base salary.  Between September 1, 2007 and December 31, 2007, also as part of his base salary, Mr. Brennan received 50,000 shares of common stock of the Company’s Nevada subsidiary, Micro Imaging Technology.  Mr. Brennan’s employment arrangement also provides that he receive an annual award of 100,000 two-year options to purchase common stock at an exercise price of $0.30 per share.

(A)
During fiscal 2008, pursuant to his employment arrangement, Mr. Brennan received $60,000 in cash compensation; 600,000 shares of common stock at prices ranging from $0.035 to $0.35 per share for an aggregate value of $130,250; 100,000 shares of common stock of the Company’s Nevada subsidiary valued at $100 ($0.01 per share); and options to purchase 100,000 shares of common stock valued at $23,702.

As consideration for additional services rendered during fiscal 2008, Mr. Brennan also received 1,500,000 shares of common stock at prices ranging from $0.05 to $0.27 per share, valued at $185,000 and a two-year option to purchase 1,000,000 shares of common stock at an exercise price of $0.10 per share, valued at $78,639.

(B)
During fiscal 2009, pursuant to his employment arrangement, Mr. Brennan received $180,000 in cash compensation; 600,000 shares of common stock at prices ranging from $0.012 to $0.15 per share for an aggregate value of $40,023; and options to purchase 100,000 shares of common stock valued at $14,722.

As consideration for additional services rendered during fiscal 2009, Mr. Brennan also received 5,500,000 shares of common stock at prices ranging from $0.015 to $0.154 per share, valued at $383,213.

(C)
During fiscal 2010, pursuant to his employment arrangement, Mr. Brennan received $180,000 in cash and accrued compensation; 600,000 shares of common stock at prices ranging from $0.016 to $0.046 per share for an aggregate value of $21,325; and options to purchase 100,000 shares of common stock valued at $1,713.

As consideration for additional services rendered during fiscal 2010, Mr. Brennan also received 11,000,000 shares of common stock at prices ranging from $0.013 to $0.039 per share, valued at $273,000.

(5)	Mr. Hollander was named Chief Financial Officer effective November 1, 2008. He receives an accrued salary of $10,000 per month.

(A)
During fiscal 2009, Mr. Hollander received accrued compensation of $120,000.  For additional services rendered, Mr. Hollander also received 4,000,000 shares of common stock at prices ranging from $0.015 to $0.154 per share, for an aggregate value of $200,625.

(B)
During fiscal 2010, Mr. Hollander received accrued compensation of $120,000.  For additional services rendered during fiscal 2010, Mr. Hollander also received 10,000,000 shares of common stock at prices ranging from $0.013 to $0.039 per share, for an aggregate value of $260,000.

Compensation Committee Interlocks and Insider Participation

Compensation of executive officers is determined by the Board of Directors.

Michael W. Brennan

Effective August 2, 2006, we entered into a five-year employment arrangement with Michael W. Brennan when he became the Chief Executive Officer of the Company. The arrangement provides for the following:

•
Compensation of $10,000 per month, payable $5,000 in cash and $5,000 in the Company’s common stock (value of stock at $0.10 per share), issuable as each month of service occurs, for a period of five years.  The annual valuation of this compensation is $60,000 in cash and 600,000 restricted common shares.  Between September 1, 2007 and December 31, 2007, Mr. Brennan also received 50,000 shares each month of the common stock of the Company’s Nevada subsidiary, Micro Imaging Technology.  As of November 1, 2008, Mr. Brennan’s cash salary increased to $15,000 per month.

•
For each year of service, Mr. Brennan is granted two-year warrants to purchase 100,000 shares of restricted common stock at an exercise price of $0.30 per share.  Such warrants vest in their entirety at the conclusion of each year of service.

Compensation of Directors

In October 2006, the Board of Directors authorized following compensation outlined below.  Mr. Hollander was named Chief Financial Officer of the Company and, as of November 1, 2008, no longer receives the compensation authorized for outside members.

•
that Victor A. Hollander and Ralph W. Emerson and all other outside individuals appointed to the Board of Directors initially be issued 100,000 shares of the Company’s common stock and those shares will be registered, at the Company’s convenience, through an S-8 Registration Statement with the Securities and Exchange Commission.

•	that all outside members of the Board of Directors receive an option to purchase 100,000 shares of the Company’s common stock on the annual anniversary date of their service to the Board.

•
that each outside Board member shall be paid $1,000 for attendance to each Board of Directors meeting and $500 for participating in telephonic Board Meetings. Additionally, all expenses related to serving as a member of the Board of Directors must be approved in advance by the Chairman of the Board and will be reimbursed by the Company.

•
that the outside Board member appointed to and serving as the Chairman of the Finance Committee, Victor A. Hollander, will receive an additional annual compensation of $24,000.  Note that as of November 1, 2008, when Mr. Hollander was named Chief Financial Officer, the Finance Committee was dissolved.

•	that the outside Board member appointed to and serving as the Chairman of the Science Advisory Committee, Ralph W. Emerson, will receive an additional annual compensation of $18,000.

Director Compensation Table

Director	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ralph W. Emerson (3)	$18,000	—	$1,905	—	—	—	$19,905

(1)	Represents annual fees for committee chairmanship plus all meeting attendance fees earned by non-employee directors in fiscal 2010.

(2)
The amounts shown are the aggregate grant date fair value related to the grants of options to non-employee directors in 2010.  All options granted to directors vest in full on the grant date.  Consequently, there are no unvested option awards granted to non-employee directors as of October 31, 2010.

(3)	Mr. Emerson resigned from the Board of Directors effective October 31, 2010.

Equity Compensation Plans

1999 Stock Option Plan

In May 1999, the Company adopted the 1999 Stock Option Plan (the “Plan”). Under the Plan, incentive and non-qualified stock options for 1,000,000 shares of common stock may be issued. Incentive stock options may be issued to any employee of the Company; are exercisable in installments as determined by the Board of Directors or the Compensation and Benefits Committee; and may be granted for not more than ten years (five years in the case of any employee who owns or is considered to own more than 10% of the common stock). Incentive stock options may not be exercisable for less than 100% of the fair market value of the common stock on the date of grant (110% of fair market value in the case of a more than 10% shareholder). Non-qualified stock options may be granted to employees, directors, consultants and advisors of the Company. Non-qualified stock options may not be granted for more than ten years, are exercisable in installments as determined by the Board or Compensation and Benefits Committee, and may not be exercisable for less than 100% of the fair market value of the common stock on the date of grant.  In September 2008, the Company granted 140,000 options to purchase common stock at $0.10 per share to a key employee and as of October 31, 2009, the total number of shares authorized under the 1999 Stock Option Plan, 1,000,000, has been issued at exercise prices ranging from $0.10 to $0.94 per share.

2008 Employee Benefit Plan

Effective December 3, 2007, the Company adopted the Micro Imaging Technology 2008 Employee Benefit Plan.  Under the Plan, the Company can grant up to three (3) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants, or advisors of the Company.  Eligibility is determined by the Board of Directors.  During 2007, a total of 2 million shares of common stock were granted under the plan to Michael Brennan and Victor Hollander in lieu of payment for consulting services rendered.  An additional one (1) million shares were issued under this Plan in March 2008 to Messrs. Brennan and Hollander.  As of October 31, 2009, the total number of shares authorized under the Plan has been issued.

2008 Employee Incentive Stock Program

In May 2008, the Company adopted the 2008 Employee Incentive Stock Program, authorizing the Company to grant up to three (3) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants, or advisors to the Company.  Eligibility is determined by the Board of Directors.  On May 1, 2008, the Board authorized the issuance of a total of 584,472 shares of common stock under the Plan to various individuals, including officers and directors, in exchange for the cancellation of loans and interest as well as fees and expenses due them from the Company.  On June 12, 2009, the Board granted a consultant to the Company two (2) million shares of common stock for consulting services.  As of October 31, 2009, there were 415,538 shares or options available for issuance remaining under the 2008 Employee Incentive Stock Program.  In November 2009, 50,000 shares were issued to the Company’s legal counsel in partial payment for services rendered.

2009 Employee Benefit Plan

In October 2008, the Company adopted the 2009 Employee Benefit Plan, authorizing the Company to grant up to four (4) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants, or advisors to the Company.  Eligibility is determined by the Board of Directors.  During fiscal 2008, the Board authorized the issuance of a total of 2,250,000 shares of common stock under the Plan to various individuals, including 2,000,000 shares to officers and directors, in lieu of payment for services rendered.  An additional 500,000 shares were issued to Michael Brennan on May 1, 2009 for additional management services rendered.  As of October 31, 2009, there were 1,250,000 shares or options available for issuance remaining under the 2009 Employee Benefit Plan.  During November 2009, the balance of 1,250,000 shares were issued to the Company’s legal firms for services rendered.

2010 Employee Benefit Plan

In January 2010, the Company adopted the 2010 Employee Benefit Plan, authorizing the Company to grant up to twelve (12) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants, or advisors to the Company.  As with all other plans adopted by the Company, eligibility is determined by the Board of Directors.  As of April 30, 2010, the Board of Directors had authorized the issuance of 4,000,000 shares of common stock under this Plan to two consultants for services rendered.

2011 Employee Benefit Plan

In February 2011, the Company adopted the 2011 Employee Benefit Plan, authorizing the Company to grant up to fifteen (15) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants, or advisors to the Company.  As with all other plans adopted by the Company, eligibility is determined by the Board of Directors.  Between February 17 and October 7, 2011, the Board of Directors had authorized the issuance of all 15,000,000 shares of common stock under this Plan to five consultants for services rendered, including 6,000,000 shares issued to the Company’s Chief Executive Officer, Michael Brennan.

Other Options

On October 28, 2010, the Company issued 4,000,000 warrants to purchase 4,000,000 shares of common stock to two consultants.  The warrants are exercisable at $0.011 per share and expire on October 28, 2012.

On February 8, 2010, the Company granted two-year warrants to purchase 500,000 shares of common stock at $0.03 per share as partial consideration for a $30,000 loan by a non-affiliate.

In August 2009, the Company issued options to purchase 100,000 shares of common stock to Chief Executive Officer and Director, Michael Brennan, in connection with this annual compensation arrangement.  The options are exercisable for two (2) years at an exercise price of $0.30 per share.

Also in August 2009, the Company also issued options to purchase 100,000 shares of common Stock to Ralph W. Emerson, Director, for his annual service as Chairman of the Company’s Science Advisory Board.  The options are exercisable at $0.15 per share and expire on August 3, 2011.

See PART II, Item 5, “Market for Registrant’s Common Equity and Related Stockholder Matters.”

All options are non-transferable except by will or the laws of descent and distribution and terminate six months after death or termination of employment due to permanent disability and three months after employment terminates for any other reason.

The following table sets forth summary information regarding the outstanding equity awards held by the Company’s named executive officers and directors at October 31, 2010:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Michael W. Brennan	100,000	—	$0.30	08/03/11	—	—
	100,000	—	$0.10	09/18/11	—	—
	100,000	—	$0.30	08/03/12	—	—

Ralph W. Emerson	100,000	—	$0.15	08/03/11	—	—
	100,000	—	$0.024	08/03/12	—	—

Victor A. Hollander	500,000	—	$0.10	09/18/11	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of December 29, 2011 with respect to the common stock and Convertible Preferred Stock owned by the only persons known by us to own beneficially 5% or more of any of these classes of stock, by each director and by all directors and officers as a group.

Name **	Common Stock (1)(2)	% of Class	Convertible Preferred Stock(3)	% of Class	% of Voting Power (4)
Michael W. Brennan 970 Calle Amanecer, Suite F San Clemente, CA 92673	36,130,681	7.2%	—	—	7.2%

Anthony M. Frank 320 Meadowood Court Pleasant Hill, CA 94523	58,073,844	11.6%	—	—	11.6%

Victor A. Hollander 11835 West Olympic Blvd. Los Angeles, CA 90064	24,036,436	4.8%	—	—	4.8%

Estate of Harry M. O’Hare, Sr. (5) 100 El Centro Pasadena, CA 91030	86,483	*	931,629	35.8%	*

All officers and directors as a group (2 persons)	60,167,117	12.1%	—	—	12.0%

*	Less than 1%

**	Includes address of five percent or more shareholders of any class.

(1)
Includes 83,983 shares of common stock issued upon conversion of Class B common stock held by founder, Harry M. O’Hare, who passed away in November 2006.  Pursuant to the restrictions imposed on the Class B common stock by the California Corporation Commission prior to the Company’s initial public offering in 1987, upon the death of Mr. O’Hare, the Class B common stock automatically converts into share of common stock on a share-for-share basis.

(2)
Includes currently exercisable warrants or options to purchase an aggregate of 200,000 shares of the Company’s common stock held by the officers and directors referred to in the above table. See also Item 11 - “Executive Compensation – Equity Compensation Plans.”

(4)
The Convertible Preferred Stock was convertible into common stock only if specified earnings or market prices of the common stock were achieved prior to October 31, 1990. The specified earnings and market prices were not achieved and as of January 31, 1991, we were required to redeem these shares at $0.01 per share as of the fiscal year ended October 31, 1999.  See Part II - Item 5 - “Market for Registrant’s Common Equity and Related Stockholder Matters.”

(5)	Reflects the voting rights of the common stock and Convertible Preferred Stock, each of which carries one vote per share.

(5)	Mr. O’Hare, the Company’s founder, passed away on or about November 13, 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Between May 8 and June 10, 2009, Mr. Brennan loaned the Company a total of $95,000 at 6% per annum, payable on demand.  In February 2010, Mr. Brennan assigned $25,000 of such loans to an unaffiliated third party.  Consequently, there remains a total of $70,000 in principal loans due Mr. Brennan by the Company.

On April 9, 2010, Mr. Brennan converted $90,000 in accrued fees into a convertible loan similar to those offered by the Company to other accredited investors.  The loan is convertible, at the option of the lender, into common stock at a 20% discount to fair market value or $0.10 per share, whichever is greater.  The loan matures in 12 months and bears interest at 6% per annum.  As additional consideration for the loan, the lender (in this case, Mr. Brennan) received 1,800,000 shares of restricted common stock the number of which was determined by dividing the principal amount of the loan by the greater of $0.05 per share or the fair market value on the loan date.

Between November 1, 2009 and October 31, 2010, in addition to his cash compensation of $15,000 per month, Mr. Brennan received a total of 600,000 shares of common stock for services rendered pursuant to his employment arrangement.

Between July and October 2010, Mr. Brennan was issued a total of 11,000,000 shares of common stock for additional services rendered.

During the nine month period ended July 31, 2011, Mr. Brennan was issued 450,000 shares of common stock for additional compensation pursuant to the terms of his compensation agreement and 6,000,000 shares of common stock for additional consulting services.

Mr. Brennan received the following option grants during fiscal 2010:

GRANT DATE	NUMBER GRANTED	EXERCISE PRICE	FAIR MARKET VALUE	REASON GRANTED
08/03/10	100,000	$0.30	$1,713	Per consulting arrangement

Mr. Anthony M. Frank

On March 16, 2009, Mr. Frank purchased a $75,000 convertible debenture which matures on the 3rd anniversary of the purchase date.  The debenture may be converted at any time into common stock at 80% of the lowest closing bid  price per share for the 20 trading days immediately preceding the conversion date.  Interest accrues at 10% per annum and is payable at maturity or upon redemption or conversion.  The Company may redeem the note:  1) If before 6 months at 120% of principal value, plus interest; or 2) If after 6 months, at 131% of principal plus interest.  The Company paid no finder’s fee or commission with regard to Mr. Frank's purchase.

On September 23, 2009, Mr. Frank loaned the Company the sum of $64,000 at 6% annual interest.  The loan matured on March 23, 2009 and the Company is currently negotiating an extension with Mr. Frank.

On March 18, 2010, Mr. Frank made a loan of $20,000 to the Company.  The loan is convertible, at the option of the lender, into common stock at a 20% discount to fair market value or $0.10 per share, whichever is greater.  The loan matures in 12 months and bears interest at 6% per annum.  As additional consideration for the loan, Mr. Frank received 400,000 shares of restricted common stock the number of which was determined by dividing the principal amount of the loan by the greater of $0.05 per share or the fair market value on the loan date.

On July 15, 2010, Mr. Frank loaned the Company an additional $30,000 at 6% annual interest.  The loan matured on October 15, 2010 and the Company is currently negotiating an extension.

Mr. Victor A. Hollander

Mr. Hollander was named Chief Financial Officer as of November 1, 2008 and receives $10,000 per month for his service.  As of October 31, 2010, the Company owed Mr. Hollander a total of $77,543 in accrued monthly fees and expenses.

On April 9, 2010, Mr. Hollander converted $160,000 in accrued fees into a convertible loan similar to those offered by the Company to other accredited investors.  The loan is convertible, at the option of the lender, into common stock at a 20% discount to fair market value or $0.10 per share, whichever is greater.  The loan matures in 12 months and bears interest at 6% per annum.  As additional consideration for the loan, Mr. Hollander received 3,200,000 shares of restricted common stock the number of which was determined by dividing the principal amount of the loan by the greater of $0.05 per share or the fair market value on the loan date.

Mr. Hollander was issued 5,000,000 shares of common stock on July 12, 2010 and on October 29, 2010 for additional services rendered.  Mr. Hollander received an additional 3,000,000 shares of common stock on June 1, 2011 for services rendered.

Miscellaneous

The Board of Directors has adopted a policy that no transaction between us and any officer, director, employee or members of their family shall be entered into without the full disclosure of the transaction to and the approval of the transaction by the non-interested members of the Board of Directors. Furthermore, except for routine supply and sales agreement, no agreements will be entered into regarding royalties, distributorships, supply agreements, sales agreements, the borrowing of money or the sale or granting of securities or options or the leasing or buying of property by us, or any other type of contract over three months or $50,000 without the approval of the Board of Directors.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 2,500,000,000 shares of Common Stock, $0.01 par value per share, of which 523,744,525 shares were issued and outstanding as of December 29, 2011.

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock are entitled to receive dividends ratably, when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of a liquidation, dissolution or winding-up of our business, the holders of Common Stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities.

The holders of shares of Common Stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the Common Stock. According to the Company’s counsel, Dieterich & Associates, all of the outstanding shares of Common Stock are, and the Common Stock offered hereby, when issued will be, validly issued, fully paid and non-assessable.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Transfer agent and registrar

The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC, whose address is 6201 15th Avenue, Brooklyn, NY 11219.  The phone number of the transfer agent is (800) 937-5449.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 74,000,000 shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

• On the OTC Bulletin Board or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

• Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

• Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

• Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

• Ordinary brokerage transactions.

• Transactions in which the broker solicits purchasers.

• Directly to one or more purchasers.

• A combination of these methods.

Dutchess and any broker-dealers who act in connection with the sale of its shares are "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

As reported on the Company’s Form 8-K, filed with the United States Securities and Exchange Commission on March 18, 2011, effective February 18, 2011, the Company confirmed with its auditor, Jeffrey S. Gilbert, CPA (“Gilbert”) that the firm would no longer be representing the Company as its accountants. As of that date, Gilbert informed the Company that he would decline to stand for re-appointment as the Company’s auditor as he was retiring.  The Company engaged Farber Hass Hurley, LLP ("Farber") as its new independent accountants on February 18, 2011.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Dieterich & Associates, Los Angeles, California.

EXPERTS

The financial statements as of and for the years ended October 31, 2010 and 2009, included in this prospectus have been audited by Jeffrey S. Gilbert, CPA, an independent registered public accounting firm, as stated in his report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC's web site at http://www.sec.gov.

MICRO IMAGING TECHNOLOGY, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Annual Financial Statements of Micro Imaging Technology, Inc.
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets at October 31, 2010 and 2009	F-2
Consolidated Statements of Operations for the Two Years Ended October 31, 2010 and 2009 and Cumulative period from November 1, 2005 through October 31, 2010 (Unaudited)	F-3
Consolidated Statements of Stockholders' Deficit for the Two Years Ended October 31, 2010 and 2009	F-4
Consolidated Statements of Cash Flows for the Two Years Ended October 31, 2010 and 2009 and Cumulative period from November 1, 2005 through October 31, 2010 (Unaudited)	F-6
Notes to Consolidated Financial Statements	F-8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Micro Imaging Technology, Inc.

I have audited the consolidated balance sheets of Micro Imaging Technology, Inc. and Subsidiary (the “Company”) (A Development Stage Company) as of October 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  I believe my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Micro Imaging Technology, Inc. and Subsidiary (A Development Stage Company) as of October 31, 2010 and 2009 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has limited liquid resources, negative working capital, recurring losses with an accumulated deficit of $42,666,383 at October 31, 2010, and is seeking to implement its business plan, which requires the Company to complete the development and marketing of the new product and/or raise capital through the sale of the Company’s common stock or borrowings.  These matters raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also discussed in Note 2.  The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Jeffrey S. Gilbert, CPA

Los Angeles, California
February 7, 2011

Micro Imaging Technology, Inc. and Subsidiary
 (A Development Stage Company)

Consolidated Balance Sheets

For the Two Years Ended October 31, 2010 and 2009

	October 31,
	2010	2009
ASSETS
Current assets:
Cash	$-	$2,148
Inventories	90,904	90,904
Prepaid expenses	86,868	11,799
Total current assets	177,772	104,851

Fixed assets, net	17,881	45,571

Total assets	$195,653	$150,422

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Bank overdraft	$7,876	$-
Notes payable to stockholder	696,000	219,000
Convertible notes payable, net of unamortized discount of $44,902 in 2010	42,598	-
Trade accounts payable	548,174	369,369
Accounts payable to officers and directors	173,243	185,006
Accrued payroll	193,056	89,800
Other accrued expenses	82,083	45,149
Total current liabilities	1,743,030	908,324

Long term liabilities:
Convertible debentures, net of unamortized discount of $55,138 and $19,772	84,727	55,228
Redeemable convertible preferred stock, $0.01 par value; 2,600,000
shares authorized, issued and outstanding at October 31, 2010.	26,000	26,000
Total long term liabilities	110,727	81,228

Total liabilities	1,853,757	989,552

Commitments and contingencies

Stockholders' (deficit):
Common stock, $0.01 par value; 500,000,000 shares authorized;
177,941,922 and 119,494,187 shares issued and outstanding
at October 31, 2010 and 2009, respectively	1,779,429	1,194,942
Additional paid-in capital	39,228,850	37,551,847
Accumulated deficit from previous operating activities	(27,809,201)	(27,809,201)
Deficit accumulated during the development stage	(14,857,182)	(11,776,718)
Total stockholders' (deficit)	(1,658,104)	(839,130)
Total liabilities and stockholders' (deficit)	$195,653	$150,422

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
 (A Development Stage Company)

Consolidated Statements of Operations

For the Two Years Ended October 31, 2010 and 2009

 and Cumulative period from November 1, 2005(Inception)through October 31, 2010

			Cumulative period
			from
			(November 1, 2005)
			through
	October 31,		October 31, 2010
	2010	2009	(Unaudited)

Sales	$-	$18,000	$58,000
Cost of Sales	-	10,970	29,886

Gross profit	-	7,030	28,114

Operating costs and expenses:
Research and development	687,687	973,344	4,343,808
Sales, general and administrative	1,756,708	1,937,638	6,713,913

Total operating expenses	2,444,395	2,910,982	11,057,721

Loss from operations	(2,444,395)	(2,903,952)	(11,029,607)

Other income (expense):
Interest income	1	1	11,354
Interest expense	(631,401)	(760,230)	(3,992,127)
Other income (expense), net	(3,069)	189,889	161,198
Total other income (expense), net	(634,469)	(570,340)	(3,819,575)

Loss from operations:
Before provision for income tax	(3,078,864)	(3,474,292)	(14,849,182)
Provision for income tax	(1,600)	(1,600)	(8,000)
	(3,080,464)	(3,475,892)	(14,857,182)
Net loss attributable to:
Non-controlling interest	(134,295)	(155,862)	(1,040,493)
Micro Imaging Technology, Inc. stockholders	(2,946,169)	(3,320,030)	(13,816,689)
Net loss	$(3,080,464)	$(3,475,892)	$(14,857,182)

Net loss per share, basic and diluted	$(0.02)	$(0.04)

Shares used in computing net loss per share, basic and diluted	141,859,194	89,695,596

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Stockholders’ (Deficit)

For the Two Years Ended October 31, 2010 and 2009

			Additional
	Common	Common	Paid-in	Accumulated
	Stock	Stock	Capital	(Deficit)	Total

Balance, October 31, 2008	40,485,253	$404,853	35,081,456	$(36,110,027)	$(623,718)

Common stock issued to officers, directors and consultants
for services, $0.012 per share	75,000	750	150		900
for services, $0.015375 per share	12,000,000	120,000	64,500		184,500
for services, $0.0155 per share	75,000	750	413		1,163
for services, $0.01765 per share	75,000	750	574		1,324
for services, $0.018625 per share	75,000	750	647		1,397
for services, $0.04 per share	75,000	750	2,250		3,000
for services, $0.053675 per share	75,000	750	3,276		4,026
for services, $0.056175 per share	500,000	5,000	23,088		28,088
for services, $0.0625 per share	75,000	750	3,938		4,688
for services, $0.07 per share	1,071,429	10,714	64,286		75,000
for services, $0.088 per share	75,000	750	5,850		6,600
for services, $0.09 per share	75,000	750	6,000		6,750
for services, $0.11 per share	75,000	750	7,500		8,250
for services, $0.1165 per share	2,000,000	20,000	213,000		233,000
for services, $0.1405 per share	75,000	750	9,788		10,538
for services, $0.152 per share	75,000	750	10,650		11,400
for services, $0.1545 per share	6,100,000	61,000	881,450		942,450

Common stock issued for convertible debt, $0.009 per share	3,888,885	38,889	(3,889)	-	35,000

Common stock issued for convertible debt, $0.009 per share	31,592,467	315,925	(12,555)	-	303,370

Common stock issued for convertible debt, $0.012825 per share	1,169,589	11,696	3,304	-	15,000

Common stock issued for convertible debt, $0.04554 per share	8,783,416	87,834	312,166	-	400,000

Common stock issued in settlement of lawsuit, $0.0748 per share	5,899,997	59,000	384,745	-	443,745

Common stock issued in private placement offering, $0.05 per share	2,000,000	20,000	80,000	-	100,000

Common stock issued to officers, directors and consultants

for debt, $0.10 per share	1,250,000	12,500	116,496	-	128,996

for debt, $0.052925 share	175,000	1,750	7,512	-	9,262

for debt, $0.015375 per share	1,678,151	16,782	9,020	-	25,802

Options and warrants granted to employees and consultants for services	-	-	101,234	-	101,234

Interest recognized on beneficial conversion feature of convertible debentures issued	-	-	175,000	-	175,000
Net loss				(3,475,892)	(3,475,892)
Balance, October 31, 2009	119,494,187	$1,194,942	37,551,847	$(39,585,919)	$(839,130)

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Stockholders’ (Deficit) (Continued)

For the Two Years Ended October 31, 2010 and 2009

			Additional
	Common	Common	Paid-in	Accumulated
	Stock	Stock	Capital	(Deficit)	Total

Balance, October 31, 2009	119,494,187	$1,194,942	37,551,847	$(39,585,919)	$(839,130)

Common stock issued to officers, directors and consultants
for services, $0.013 per share	11,000,000	110,000	33,000		143,000
for services, $0.0165 per share	75,000	750	488		1,238
for services, $0.02 per share	75,000	750	750		1,500
for services, $0.024 per share	75,000	750	1,050		1,800
for services, $0.026 per share	75,000	750	1,200		1,950
for services, $0.0335 per share	75,000	750	1,763		2,513
for services, $0.0375 per share	2,000,000	20,000	55,000		75,000
for services, $0.039 per share	10,000,000	100,000	290,000		390,000
for services, $0.04 per share	9,975,000	99,750	299,250		399,000
for services, $0.045 per share	150,000	1,500	5,250		6,750
for services, $0.0465 per share	75,000	750	2,738		3,488
for services, $0.048 per share	6,000,000	60,000	228,000		288,000
for services, $0.05 per share	75,000	750	3,000		3,750

Common stock issued for loans, $0.05 per share	10,640,000	106,400	425,600	-	532,000

Common stock issued in private placement offering, $0.0175 per share	428,105	4,281	3,211	-	7,492

Common stock issued in private placement offering, $0.0225 per share	1,130,630	11,306	14,134	-	25,440

Common stock issued in private placement offering, $0.0292 per share	6,000,000	60,000	115,000	-	175,000

Common stock issued in private placement offering, $0.10 per share	50,000	500	4,500	-	5,000

Common stock issued for debt, $0.036 per share	800,000	8,000	21,018		29,018

Common stock issued for debt, $0.04 per share	500,000	5,000	15,000		20,000

Common stock redeemed for cash, $0.04 per share	(750,000)	(7,500)	(7,500)		(15,000)

Options and warrants granted to employees and consultants for services	-	-	67,890	-	67,890

Interest recognized on beneficial conversion feature of convertible debentures issued	-	-	96,664	-	96,664

Net loss				(3,080,464)	(3,080,464)

Balance, October 31, 2010	177,942,922	$1,779,429	39,228,850	$(42,666,383)	$(1,658,104)

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Consolidated Statements of Cash Flows

For the Two Years Ended October 31, 2010 and 2009

and Cumulative period from November 1, 2005 through October 31, 2010

			Cumulative period
			from
			(November 1, 2005)
			through
	October 31,		October 31, 2010
	2010	2009	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,080,464)	$(3,475,892)	$(14,857,182)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,690	27,864	125,956
Amortization of costs and fees related to convertible debentures	(26,518)	565,941	619,843
Common stock issued for services	748,663	908,627	2,102,040
Common stock issued to officers and directors for services	554,325	623,860	3,019,310
Common stock issued for shares of subsidiary stock	-	-	254,000
Common stock of subsidiary issued to employees and consultants	-	-	2,815
Common stock issued as a commission	-	-	3,000
Common stock issued for accounts payable	49,018	-	278,583
Common stock issued to former licensee	-	-	41,319
Common stock issued/recovered on cancelled agreements	-	-	20,478
Non-cash compensation for stock options and warrants	67,890	101,234	631,894
Costs and fees related to issuance of convertible debt	634,912	-	537,112
Interest expense related to beneficial conversion feature		-	1,944,800
Interest paid with common stock	-	-	104,836
Interest on notes receivable for common stock	-	-	(1,373)

(Increase) decrease in assets:
Prepaid expenses	(75,069)	-	(61,277)
Inventories	-	7,593	(90,904)
Increase (decrease) in liabilities:
Trade accounts payable	233,805	175,229	478,798
Accounts payable to officers and directors	238,237	187,086	477,697
Accrued payroll and other expenses	140,190	47,651	162,044
Net cash used in operating activities	(487,321)	(830,807)	(4,206,210)

Cash flows from investing activities:
Purchase of fixed assets	-	(1,300)	(137,354)
Net cash used in investing activities	-	(1,300)	(137,354)

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)

Consolidated Statements of Cash Flows (Continued)

For the Two Years Ended October 31, 2010 and 2009

and Cumulative period from November 1, 2005 through October 31, 2010

			Cumulative period
			from
			(November 1, 2005)
			through
	October 31, 2010		October 31, 2010
	2010	2009	(Unaudited)
Cash flows from financing activities:
Principal payments on notes payable to stockholder	(60,000)	(11,000)	(1,133,000)
Proceeds from issuance of convertible notes payable	92,365	375,000	957,365
Proceeds from issuance of notes payable to a related party	-	369,000	1,005,800
Proceeds from issuance of notes and convertible notes payable	232,000	-	232,000
Proceeds from issuance of common stock, net	212,932	100,000	2,078,226
Net cash provided by financing activities	477,297	833,000	3,140,391

Net change in cash	(10,024)	893	(1,203,174)

Cash at beginning of period	2,148	1,255	1,195,298

Cash (overdraft) at end of period	$(7,876)	$2,148	$(7,876)

Supplemental Disclosure of Cash Flow Information

Interest paid	$3,751	$3,039	$10,321
Income taxes paid	$1,600	$1,600	$17,040

Supplemental Schedule of Non-Cash Investing and Financing Activities

Beneficial conversion feature of convertible debentures	$(6,250)	$175,000

Conversion of notes payable, majority stockholder, to shares of common stock	$-	$400,000

Common stock issued in consideration for loans	$305,000	$-

Conversion of other notes payable to shares of common stock	$-	$760,000

Issuance of common stock in payment of liabilities	$-	$191,759

The accompanying notes are an integral part of these consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

1.	Description of Business and Development Stage Company

Micro Imaging Technology, Inc. (the “Company”), a California corporation, is a holding company whose operations are conducted through its 81%-owned subsidiary.

The losses incurred to date which are applicable to the noncontrolling (minority) stockholders of the Company’s consolidated subsidiary, Micro Imaging Technology (MIT) exceed the value of the equity held by the noncontrolling stockholders.  Such losses have been allocated to the Company as the majority stockholder and are included in the net loss and accumulated deficit in the consolidated financial statements for the fiscal year ended October 31, 2010.   Commencing November 1, 2009, in accordance with the guidance provided under FASB Codification No. 810, (Consolidation-Noncontrolling Interests) the Company’s annual and interim reports will present losses by the subsidiary separately from that attributable to the parent and separately in the equity section of the balance sheets.

In 1997, the Company began marketing a small, point-of-use water treatment product aimed at the high purity segment of commercial and industrial water treatment markets. In February 2000, the Company formed Electropure EDI, Inc. (EDI), a wholly-owned Nevada subsidiary, through which all manufacturing and sales of its proprietary water treatment products were then conducted. In October 2005, the Company sold the assets of the EDI subsidiary and discontinued operations.

The Company acquired, in October 1997, an exclusive license to patent and intellectual property rights involving laser light scattering techniques to be utilized in the detection and monitoring of toxicants in drinking water. The Company formed Micro Imaging Technology (MIT) in February 2000, a wholly-owned Nevada subsidiary, to conduct research and development based upon advancements developed and patented from the licensed technology.  It is this technology that is being developed.

The Company is developing a non-biologically based system utilizing both proprietary hardware and software to rapidly (near real time) determine the specific specie of an unknown microbe present in a fluid with a high degree of statistical probability (“MIT System”).  It will analyze a sample presented to it and compare its characteristics to a library of known microbe characteristics on file.  At present, it is the Company’s only operation.

Effective with the sale of its EDI operation in October 2005, the Company’s planned principal operation, the further development and marketing of its remaining technology, has not produced any significant revenue and, as such, the Company, beginning with the fiscal year commenced November 1, 2005, is now considered a development stage enterprise.

2.	Basis of Presentation

The Company incurred net losses from continuing operations of $3,080,464 and $3,475,892 for the fiscal years ended October 31, 2010 and 2009, respectively.  At October 31, 2010 the Company had an accumulated deficit of $42,666,383 and is in default under the redemption provisions of its redeemable preferred stock (Note 8).  These raise substantial doubts about the Company’s ability to continue as a going concern. The Company has been able to secure operating capital in the prior and current fiscal years through loans from an individual who is a related party and the largest stockholder, through the sale of convertible debentures and through the sale of the Company’s common stock in various private placement transactions.

The Company is also negotiating with private accredited investors and with an investment banking firm for the sale of its common stock in private placement transactions.  No assurances can be given that the Company can or will continue to obtain sufficient working capital through the sale of the Company’s securities, borrowing, or through the sale of assets or products that will generate sufficient revenues in the future to sustain ongoing operations. The Company’s ability to continue as a going concern will be dependent upon its ability to gain access to equity and debt capital or achieve profitable operations.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary, Micro Imaging Technology (“MIT”). As of October 31, 2005, the operations of the Company’s subsidiaries, Electropure EDI, Inc. and Electropure Holdings, LLC, were discontinued and the Company became a development stage company.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company invests portions of its excess cash in highly liquid investments. Cash and equivalents include time deposits and commercial paper with original maturities of three months or less. As of October 31, 2010 and 2009, there was no cash or cash equivalents outstanding.

Impairment of Long-Lived Assets

The Company annually evaluates its long-lived assets, including identifiable intangible assets for potential impairment. When circumstances indicate that the carrying amount of an asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss is recognized. The Company’s management has determined that there was no such impairment present at October 31, 2010 and 2009.

Stock Based Compensation

The Company measures share based compensation at the grant date, based on the fair value of the award using the Black-Scholes Option Pricing Model, and recognizes such compensation as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company recognized share-based compensation expense of $67,890 and $101,234 on options and warrants that vested during the fiscal years ended October 31, 2010 and 2009, respectively.

The activity under the Company’s stock option plans are included in Note 9.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over an expected useful life of 5 years. The leasehold improvements made to the Company’s leased facility are being depreciated over an expected useful life of 5 years. Expenditures for normal maintenance and repairs are charged to operations. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the Statement of Operations. Renewals and betterments that materially extend the life of the assets are capitalized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

Advertising Costs

The Company charges advertising costs to expense as incurred.  The Company did not incur advertising expense during the fiscal years ended October 31, 2010 or 2009.

Research and Development

Research and development expenditures are charged to expense as they are incurred. The Company’s research and development activities include ongoing work on various uses of the micro imaging multi-angle laser light scattering technology. Contract research and development expenditures are expensed as incurred.

Fair Value of Financial Instruments

The estimated fair value amounts of all financial instruments on the Company’s balance sheet have been determined by using available market information and appropriate valuation methodologies. Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:

Cash and equivalents, notes receivable, trade accounts payable, current portion of notes payable and capital leases, and certain other current liability amounts reported in the balance sheet approximate fair value due to the short term maturities of these instruments.

The fair value of non-current notes payable is estimated by determining the net present value of future payments. The carrying amount on the balance sheet approximates the fair value as the interest rates approximate current market rates.

Income Taxes

The Company accounts for income taxes under the liability method. Under the liability method, deferred income taxes are determined based on differences between the financial reporting and tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company is required to adjust its deferred tax liabilities in the period when tax rates or the provisions of the income tax laws change. Valuation allowances are established to reduce deferred tax assets to the amounts expected to be realized.

Loss Per Share

Basic earnings (loss) per share excludes dilution and is calculated by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then share in the earnings (loss) of the entity. Common stock equivalents of 11,400,000 and 7,150,000 as of October 31, 2010 and 2009, respectively, have been omitted from the earnings (loss) per share calculation, as their effect would be antidilutive.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

New Accounting Pronouncements

ASU 2010-6 amends existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. ASU 2010-6 is effective for fiscal years beginning after December 15, 2009.  The adoption of this ASU has not had an impact on our consolidated financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance. The adoption of this standard had no effect on our consolidated financial position or results of operations.

ASU 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.  The Company does not have any variable-interest entities.

In January 2010, the FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this standard did not have any impact on the Company’s consolidated financial position and results of operations.

In January 2010, the FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary.  Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary.  Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value.  In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets.  This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009.  The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In December 2010, FASB issued ASU No. 2010-28  When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts, which modifies goodwill impairment testing for reporting units with a zero or negative carrying amount. Under the new guidance, an entity must consider whether it is more likely than not that goodwill impairment exists for each reporting unit with a zero or negative carrying amount. If it is more likely than not that goodwill impairment exists, the second step of the goodwill impairment test in FASB Accounting Standards CodificationTM (ASC) 350-20-35, Intangibles – Goodwill and Other: Goodwill, must be performed to measure the amount of goodwill impairment loss, if any.  Under the new guidance, if the carrying amount of a reporting unit is zero or negative, an entity must assess whether it is more likely than not that goodwill impairment exists. To make that determination, an entity should consider whether there are adverse qualitative factors that could impact the amount of goodwill, including those listed in ASC 350-20-35-30. Those factors include, for example, an adverse business climate, unexpected competition, a loss of key personnel, or a more-likely-than-not expectation that part, or all, of the reporting unit will be disposed of.  As a result of the new guidance, an entity can no longer assert that a reporting unit is not required to perform the second step of the goodwill impairment test because the carrying amount of the reporting unit is zero or negative, despite the existence of qualitative factors that indicate goodwill is more likely than not impaired.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The amended guidance in ASU 2010-28 is effective for public entities for fiscal years, and for interim periods within those years, beginning after December 15, 2010, with early adoption prohibited.  The Company does not expect that adoption of this ASU will have a material impact on the Company’s consolidated financial position and results of operations.

There were various other updates recently issued, many of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

4.	Property, Plant and Equipment

At October 31, property, plant and equipment consisted of the following:

	2010	2009
Machinery and equipment	$94,932	$94,932
Furniture and fixtures	74,326	74,326
Leasehold improvements	70,370	70,370
	239,628	239,628
Less: accumulated depreciation	(221,747)	(194,057)
Total property and equipment, net	$17,881	$45,571

Depreciation expense for the years ended October 31, 2010 and 2009 was $27,690 and $27,864, respectively.

5.	Convertible Debentures

Anthony M. Frank

On March 16, 2009, Mr. Frank purchased a $75,000 convertible debenture for which the Company has expensed $12,205 in accrued interest as of October 31, 2010.  The debentures are convertible at any time at the option of the holder into the Company’s common stock at a fair market value of 80% of the lowest closing bid price per share for the 20 trading days immediately preceding conversion.  The debentures are also redeemable by the Company:  1) if before six months at 120% of the principal value, plus interest; or 2) if after six months, at 131% of principal, plus interest.  The intrinsic value of the beneficial conversion feature, $25,000, is being amortized over the three-year life of the debenture.  This amount is reflected as a long term liability.

Asher Enterprises, Inc.

On August 16, 2010, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an 8% convertible note in the aggregate principal amount of $50,000.  The Note matures on May 18, 2011 and is convertible into common shares at a 39% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing 180 days following the date of the Note.  The Company received the proceeds of the Note on September 8, 2010, less a $3,000 reimbursement to Asher for fees and expenses related to the referenced agreements. The debentures carry a beneficial conversion feature allowing conversion at the option of the holder at any time after purchase into common stock at 61% of the average of the lowest three closing bids during the ten trading days ending one trading day prior to the date the conversion notice is sent.  The Company has calculated the intrinsic value of the conversion feature as of the date of issuance of the debentures (using the same criteria as noted above) and will amortize the $31,967 cost over the 9-month life of the loan.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

On October 5, 2010, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an 8% convertible note in the aggregate principal amount of $37,500.  The Note matures on July 8, 2011 and is convertible into common shares at a 39% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing 180 days following the date of the Note.  The Company received the proceeds of the Note on October 12, 2010, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $23,975, is being amortized over the life of the loan.

On October 26, 2010, Asher Enterprises entered into a Purchase Agreement with an unaffiliated noteholder to purchase the Amended and Restated 10% Convertible Note issued to the latter by the Company in the aggregate amount of $64,865 for a $60,000 loan made to the Company in June 2009, plus the $4,865 in interest accrued on such loan.  The Note matures on May 31, 2012 and is convertible into common shares at a 42% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date.  The Company has calculated the intrinsic value of the conversion feature as of the date of issuance of the debentures (using the same criteria as noted above) and will amortize the $46,971 cost over the life of the loan.  This amount has been reflected as a long term liability.

On November 2, 2010, Asher converted $15,000 of this note at $0.0075 per share and received 2 million shs of common stock.  An additional $10,000 was converted on November 9, 2010 at $0.0074 per share, for another 1,351,351 shares.  On November 16, 2010, an additional $10,000 was converted at $0.0054 for 1,851,852 shares.

Similar purchase and conversion transactions have occurred with Asher subsequent to October 31, 2010.  See Note 13 – “Subsequent Events.”  Concurrent with the issuance of these notes, the Company, as requested by the above creditor, has instructed it stock transfer agent to reserve an agreed upon number of shares of the Company’s common stock to be issued if the notes are converted.  As of October 31, 2010, 62,232,374 shares have been reserved, but are not considered as issued and outstanding.

6.	Notes Payable to an Officer and Shareholders

At October 31, 2010 and 2009, notes payable to an officer and to the majority shareholder consisted of the following:

	2010	2009
Unsecured convertible note payable to major stockholder; principal and interest at 6% due on March 10,2010.	$64,000	$64,000
Unsecured convertible note payable to major stockholder; principal and interest at 6% due on October 15, 2010.	$30,000	$—
Unsecured convertible notes payable to officers/directors of the Company; principal and interest at 6% due on April 9, 2011.	$250,000	$60,000
Unsecured notes payable to officer/director of the Company; principal and interest at 6% due on demand.	$70,000	$95,000
Unsecured convertible note payable to various stockholders (including $20,000 to major stockholder); principal and interest at 6% due between November 27, 2010 and April 20, 2011.	$282,000	$—

Less current maturities	$696,000	$219,000

Long term portion of notes payable	$—	$—

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

7.	Income Taxes

At October 31, the components of the income tax expense are as follows:

	2010	2009
Current tax expense:
Federal	$—	$—
State	1,600	1,600
Total corporate tax expense	1,600	1,600

Deferred tax expenses:
Federal	—	—
State	—	—
	—	—
Total provision:	$1,600	$1,600

Significant components of the Company’s net deferred income tax assets/ (liabilities) at October 31, 2010 were as follows:

Current deferred tax assets:
Accrued vacation	$—
Book compensation for options and warrants	—
Other	—
Total current deferred tax assets	—
Valuation allowance	—
Net deferred current tax assets	$—

Noncurrent deferred tax assets:
Net operating loss carryforward	$11,322,000
Other credit carryforward	165,000
Depreciation and amortization	—
Total noncurrent deferred tax assets	11,487,000
Valuation allowance	(11,487,000)
Net deferred noncurrent tax assets	—
Total deferred tax assets	$—

The Company, based upon its history of losses and management’s assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them. The change in the total valuation allowance for the year ended October 31, 2010 was an increase of $1,472,000.

Reconciliation of the effective income tax rate to the U.S. statutory income tax rate is as follows:

	2010	2009
Tax expense at U.S. statutory income tax rate	(34.0)%	(34.0)%
State tax	(5.8)%	(5.8)%
Utilization of net operating loss	0%	0%
Change in beginning balance of valuation allowance	39.8%	39.8%

Effective income tax rate	—%	—%

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

As of October 31, 2010, the Company has federal and state net operating loss carryforwards of $28,512,000 and $14,423,000,  respectively. The federal and state net operating loss carryforwards began expiring  through 2029.  The Company also has federal and state research and development tax credit carryforwards of $165,000 and $130,000, respectively.

8.	Stockholders’ Deficit

Common Stock

On June 29, 2005, the Company entered into a one-year arrangement with Michael Brennan for administrative, public relations and financial services. In addition to a $5,000 per month consulting fee, the Company issued 50,000 shares of common stock to Mr. Brennan each month and granted him three-year warrants to purchase: (a) 100,000 shares of common stock at an exercise price of $0.10 per share and (b) 100,000 shares at $0.25 per share. On August 2, 2006, Mr. Brennan was named Chief Executive Officer and was appointed to the Company’s Board of Directors.  His compensation arrangement continued under the same terms of the 2005 consulting agreement, but included an increased consulting fee of $15,000 per month; and the annual issuance of a two-year option to purchase 100,000 shares of common stock at $0.30 per share; and, from September 1 to December 31, 2007, the issuance of 50,000 shares of the common stock of the Company’s Nevada subsidiary per month.  During the twelve months ended October 31, 2010, pursuant to his compensation arrangement, Mr. Brennan received 600,000 shares of the Company’s common stock with an aggregate fair market value of $21,325 issued at prices ranging from $0.017 to $0.05 per share and options to purchase 100,000 shares of common stock with a fair market value of $1,713.

Also between November 1, 2008 and October 31, 2010, the Company issued a total of 300,000 common shares to a consultant pursuant to a consulting arrangement.  Such shares were issued at prices ranging from $0.017 to $0.05 per share and were expensed at a total cost of $10,663.

On November 2, 2009, the Company issued 800,000 shares of common stock to a law firm in payment of $29,018 in legal fees accrued between May and October 2009 in regard to litigation conducted with Divine Capital Group.

On November 5, 2009, the Company issued 500,000 shares of common stock to corporate counsel in payment of $20,000 in legal fees accrued between July 2007 and October 2009.

Between November 1, 2009 and July 31, 2010, the Company issued 4,540,000 shares of common stock and warrants to purchase 500,000 shares of common stock as partial consideration for $252,000 in convertible term loans received from various lenders.  Of such loans, $20,000 was received from our largest stockholder and $25,000 was a loan made from our Chief Executive Officer, Michael Brennan, in fiscal 2009 and transferred to an unaffiliated third party in February 2010.

On January 7, 2010, the Board of Directors approved the establishment of the Company’s 2010 Employee Benefit Plan, authorizing the issuance of up to 12 million shares to employees, directors, officers, consultants, or advisors of the Company who are determined to be eligible to receive an option or stock award under the plan.  During the twelve months ended October 31, 2010, the Board authorized the issuance of all 12 million shares under the Plan to two consultants for services and expensed $523,000 in consulting fees.

On March 17, 2010, the Company issued a total of 5,000,000 shares of common stock to two consultants for investor relations services to be rendered over a one-year term.  The fair market value of the shares was determined to be $200,000, or $0.04 per share, and will be amortized over one year.  The Company expensed $124,932 as consulting fees as of October 31, 2010 pursuant to the issuance of these shares.

On April 6, 2010, the Company issued 750,000 shares of common stock in lieu of $15,000 in cash, as a document preparation fee in conjunction with an Investment Agreement which it entered into on May 4, 2010 with Dutchess Opportunity Fund, II, LP (Dutchess).  Pursuant to the Agreement, Dutchess committed to purchase up to $5,000,000 of the Company’s common stock over a three-year period.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The fair market value of the stock issued to Dutchess was determined to be $30,000.  The shares were redeemed by the Company in October 2010 by making payment to Dutchess in the sum of $15,000.

On April 9, 2010, the Company issued 6,100,000 shares of common stock on the conversion of an aggregate of $305,000 in fees and expenses into convertible term notes by the Company’s Chief Executive Officer, Chief Financial Officer and a consultant to the Company.   The Company expensed $305,000 as the fair market value of the shares issued as additional consideration.

Between April 22 and June 15, 2010, the Company sold 6,000,000 shares of common stock to an unaffiliated third party in private placements transactions at $0.029 per share and received proceeds in the sum of $175,000.

On May 26, 2010, the Company sold 50,000 shares of common stock to a unaffiliated party in a private placement sale at $0.10 per share for proceeds of $5,000.

On July 12, 2010, the Board of Directors authorized an issuance of 5,000,000 shares of common stock each to Michael Brennan, Chief Executive Officer, and Victor Hollander, Chief Financial Officer, for services rendered.  The total fair market value of the shares was $390,000, or $0.039 per share.

Between September 8 and October 15, 2010, Dutchess Opportunity Fund purchased 1,558,736 shares of common stock at prices of $0.0175 and $0.0225 per share under the terms of the May 4, 2010 Securities Purchase Agreement.  The Company received net proceeds of $32,492 over the six separate sale transactions.

On October 29, 2010, the Board of Directors authorized an issuance of 6,000,000 shares of common stock to Michael Brennan and 5,000,000 shares to Victor Hollander for services rendered.  The value of the shares was determined to be $143,000, or $0.013 per share.

Redeemable Preferred Stock

The redeemable preferred stock, issued in 1987 to the then holders of the common and Class B common stock, had a redemption date in 1991. The redeemable preferred stock has not been redeemed due to a lack of “legally available funds.”  These shares must be redeemed by the Company as soon as possible for $0.01 per share at any time the Company has the “legally available funds” for the redemption. There was a conversion feature to this redeemable preferred stock, which, with the passing of time, has lapsed. The Company believes the definition of “legally available funds” to be the amount under California law from which dividends could be paid by a corporation that does not have retained earnings. In general, California law provides that to the extent a corporation’s assets, excluding intangible and deferred assets, are at least equal to (a) the amount of the proposed distribution, and (b) 1.25 times its liabilities, excluding deferred taxes, deferred income, and deferred credits, a corporation may pay dividends. Under this definition, the Company had “legally available funds” as of October 31, 2000 and 1999. As a result, the Company is in default under the redemption provisions of the redeemable preferred stock.

The redeemable preferred stock is not assignable or transferable, except upon death or upon approval of a majority of the members of the Board of Directors not holding such shares and is not entitled to receive any dividends.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of Preferred Stock, $1.00 par value.  The terms of the Preferred Stock, or any series thereof, may be determined from time to time by the Board of Directors.  Such shares may be convertible into Common Stock and may have rank superior to the Common Stock in the payment of dividends, liquidation rights, voting and other rights, preferences and privileges.  Future shares of Preferred Stock may be issued by the Company without submitting a proposal regarding the issuance of such shares to a vote of holders of Common Stock.  The Company in the future could issue Preferred Stock in a situation designed to discourage a tender offer.  The Company has no present plans to issue any shares of Preferred Stock.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

In January 2001, the Board of Directors authorized 250,000 shares of Series C preferred stock.  Each share of Series C preferred stock is convertible at the option of the holder into four (4) shares of common stock.  As of October 31, 2010, there were no shares of Series C preferred stock issued or outstanding.

Also in January 2001, the Board of Directors authorized 500,000 shares of Series D preferred stock each of which is convertible into two (2) shares of common stock at the option of the holder.  There were no shares of Series D preferred stock issued or outstanding at October 31, 2010.

Voting Rights

Each share of the Company’s common stock and redeemable preferred stock is entitled to one vote per share. Shares of the Company’s Series C and Series D convertible preferred stock carry no voting rights.

Liquidation Preferences

In the event of liquidation or dissolution of the Company, the holders of the common stock and redeemable preferred stock shall be entitled to receive an equal amount per share, provided, however, in no instance shall a share of redeemable preferred stock receive more than $0.01 per share.

In any liquidation or dissolution of the Company, the holder of the Series C convertible preferred stock will be entitled to a liquidation preference of $4 per share.

In any liquidation or dissolution of the Company, the holder of the Series D convertible preferred stock will be entitled to a liquidation preference of $2 per share.

9.	Stock Options and Warrants

Common Stock Options

In May 1999, the Company adopted the Micro Imaging Technology, Inc. 1999 stock option plan (the “plan”), for officers, directors, employees, consultants, and advisors of the Company. The plan provides two types of options: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The plan authorizes the granting of options up to 1,000,000 shares of common stock. The exercise price per share on options granted may not be less than the fair market value per share of the Company’s common stock at the date of grant. The exercise price per share of Incentive stock options granted to anyone who owns more than 10% of the voting power of all classes of the Company’s common stock must be a minimum of 110% of the fair market value per share at the date of grant. The options exercise price may be paid in cash or its equivalent including cashless exercises as determined and approved by the plan administrator. The term of each Incentive stock option granted is fixed by the plan administrator and shall not exceed 10 years, except that for those who own 10% of the voting power of the Company the term of the option may be no more than five (5) years. Non-qualified stock options may not be granted for more than ten years. The vesting period for both Incentive stock options and Non-qualified stock options is determined by the administrator at or after the date of grant.  All remaining options available under the Plan, 140,000, were granted under this plan to an employee during the fiscal year ended October 31, 2009.

In September 2007, the Company’s subsidiary adopted the Micro Imaging Technology 2007 Stock Option Plan authorizing the granting of options up to 3,000,000 shares of common stock.  This plan is otherwise identical to the above 1999 plan of its parent company in eligibility requirements, types of options and other terms and conditions.   There have been no options granted under this plan to date.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The Company adopted the Micro Imaging Technology 2008 Employee Benefit Plan (the “Benefit Plan”) effective December 3, 2007.  Under the plan, the Company can grant up to three (3) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility and terms of each grant is determined by the Board of Directors.  Between September 2007 and March 2008, all three (3) million shares of common stock authorized under the Benefit Plan were issued to Michael Brennan (1,750,000 shares) and Victor Hollander (1,250,000 shares) for services rendered.

In May 2008, the Company adopted the Micro Imaging Technology 2008 Employee Incentive Stock Plan (“Stock Plan”) effective May 2, 2008.  Similar to the above-referenced Benefit Plan, the Stock Plan permits the Company to grant up to three (3) million shares of common stock or options or purchase common stock to eligible employees, directors, officers, consultants or advisors.   The Board of Directors authorized the issuance of 584,472 shares of common stock under the Stock Plan in May 2008 to various individuals, including officers and directors, in exchange for cancellation of loans and interest as well as fees and expenses due them from the Company.  The FMV of the stock on the grant date was $0.30 per share in cancellation of $175,342 in accrued debt.  An additional 2,000,000 shares were issued under the Stock Plan on June 12, 2009 to a consultant and 50,000 shares were issued on November 2, 2009 to legal counsel in partial payment of legal fees.  There remains 365,528 shares and/or options available under this Plan as of October 31, 2010.

The Company adopted the 2009 Employee Benefit Plan in October 2008.  Under the Plan, the Company can grant up to four (4) million shares of common stock of options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility and terms of each grant is determined by the Board of Directors.  The Company issued 2,750,000 shares of common stock during the fiscal year ended October 31, 2009.  During fiscal 2010, the Company issued the remaining 1,250,000 shares available under the Plan to legal counsel in payment of accrued fees.  See Note 8  – “Common Stock.”

The following table summarizes information about options granted under the Company’s equity compensation plans and otherwise to employees, directors and consultants of the Company. Generally, options vest on an annual pro rata basis over various periods of time and are exercisable, upon proper notice, in whole or in part at any time upon vesting. Typically, unvested options terminate when an employee leaves the Company. The options granted have contractual lives ranging from three to ten years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at October 31, 2008	4,160,000	$0.16	3.0	$—
Granted	2,200,000	0.12
Exercised	—	—
Expired	(310,000)	0.28
Canceled	—	—
Outstanding at October 31, 2009	6,050,000	0.11	2.8	$74,040
Granted	200,000	0.16
Exercised	—	—
Expired	(350,000)	0.36
Canceled	—	—
Outstanding at October 31, 2010	5,900,000	$0.10	1.9	$—

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

The values of the consideration received were based on the values of the options granted.  The values of the options were estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions for grants made in 2010 and 2009.

	2010	2009
Risk-free interest rate	1.55%	1.96%
Expected dividend yield	—	—
Expected stock price volatility	2.84	3.21
Expected life in years	2 years	4 years

Summary information about the Company’s options outstanding at October 31, 2010 is set forth in the table below.  Options outstanding at October 31, 2010 expire between January 2011 and January 2016.

Range of Exercise Prices	Options Outstanding October 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Options Exercisable October 31, 2010	Weighted Average Exercise Price
$0.02 - $0.15	5,150,000	2.0	$0.07	5,150,000	$0.07
$0.24 - $0.30	750,000	1.9	$0.29	750,000	$0.29
TOTAL:	5,900,000			5,900,000

There were no unvested stock options as of October 31, 2010.

Common Stock Warrants

The Company accounts for stock-based compensation awards to non-employees based upon fair values at the grant dates. The consideration received for the issuance of stock purchase warrants (“warrants”) is based on the fair value of the warrants or of the goods or services received for the warrants issued, whichever is more reliably measurable.

When the value of the services is based on the fair value of the warrants, the value is calculated using the Black-Scholes Option Pricing Model. The fair value of the options or warrants is expensed as the services are provided.

During the fiscal years ended October 31, 2010 and 2009, the Company granted warrants as follows:

On February 8, 2010, the Company granted two-year warrants to purchase 500,000 shares of common stock as partial consideration for a $30,000 loan.  The warrants vest in full as of the grant date with an exercise price of $0.03 per share.  The fair market value of these warrants was also recorded as consulting expense in the amount of $24,745 as of the fiscal year ended October 31, 2010.

On October 28, 2010, the Board granted warrants to purchase a total of 4,000,000 shares of common stock to two consultants to the Company.  The warrants are exercisable until October 28, 2012 at $0.011 per share.  The Company recognized a non-cash compensation expense of $37,532 on these issuances.

The following table summarizes the information relating to warrants granted to non-employees as of October 31, 2010 and 2009 and changes during the years then ended.  Warrants outstanding at October 31, 2010 expire between September 2011 and October 2012.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

	Number of Warrants	Weighted Average Exercise Price
Outstanding at October 31, 2008	740,000	$0.15
Granted	500,000	0.03
Exercised	—	—
Expired	(140,000)	0.41
Outstanding at October 31, 2009	1,100,000	0.06
Granted	4,500,000	0.01
Exercised	—	—
Expired	(100,000)	0.06
Outstanding at October 31, 2010	5,500,000	$0.02

The values of the consideration received were based on the values of the warrants granted. The values of the warrants were estimated using the Black-Scholes Option Pricing Model with the following weighted average assumptions for grants made in 2010 and 2009:

	2010	2009
Risk-free interest rate	1.57%	2.03%
Expected dividend yield	—	—
Expected stock price volatility	3.68	3.40
Expected life in years	2 years	3 years

Summary information about the Company’s warrants outstanding at October 31, 2010 is as follows:

Range of Exercise Prices	Warrants Outstanding October 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Warrants Exercisable October 31, 2010	Weighted Average Exercise Price
$ 0.011 - $ 0.03	5,000,000	1.9	$0.015	5,000,000	$0.015
$ 0.10	500,000	.9	$0.10	500,000	$0.10
TOTAL:	5,500,000			5,500,000

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

10.	Commitments and Contingencies

Facilities Agreement

In January 2006, the Company entered into a one-year agreement to lease a 4,100 sq. ft. facility in San Clemente, California at a rate of $3,650 per month commencing on April 1, 2006.  The lease provides the Company with an option to extend the lease for additional one-year terms through March 31, 2012.  The monthly lease payment increased to $3,895 commencing on April 1, 2008.  The lease was extended on April 1, 2010 for an additional year and the lease payment at the same monthly rate.

Future minimum facilities lease payments as of October 31, 2010 are as follows:

2010	$19,475
2011	$—

Employment Contracts

(a)	Michael W. Brennan

Effective August 2, 2006, the Company entered into a five-year employment agreement with Michael Brennan, the Company’s Chief Executive Officer that provides for a $5,000 monthly cash payment and 50,000 shares of the Company’s common stock for each month of service.  The cash compensation to Mr. Brennan increased to $15,000 per month effective on November 1, 2008.  For each year of service, Mr. Brennan will also be granted a two-year warrant to purchase 100,000 shares of common stock at an exercise price of $0.30 per share.  Such warrants are to vest at the conclusion of each year of service.  Between September 1 and December 31, 2007, Mr. Brennan also received 50,000 shares of the common stock of the Company’s subsidiary per month.  See also Note 13 - “Subsequent Events.”

(b)	George R. Farquhar

Effective August 1, 2006, the Company entered into a five-year employment arrangement with Mr. Farquhar to provide consulting services in connection with administrative activities, as well as financial and marketing matters. The agreement provides for a $5,000 monthly cash payment and 25,000 shares of common stock for each month of service.  If the agreement is terminated by the Company, Mr. Farquhar is entitled to one year of monthly cash payments.   Effective August 1, 2007, Mr. Farquhar’s cash compensation was increased to $7,500 per month and, between September 1 and December 31, 2007, he also received 25,000 shares of the common stock of the Company’s subsidiary per month.  See also Note 13 - “Subsequent Events.”

11.	Related Party Transactions

See Notes 6, 8, 9, 10, and 13 for related party transactions.

12.	Employee Retirement Plan

Commencing on January 1, 2005, the Company sponsored a Simple IRA retirement plan which covers substantially all qualified full-time employees.  Participation in the plan is voluntary, and employer contributions are determined on an annual basis.  Currently employer contributions are being made at the rate of 3% of the employees’ base annual wages.  The Company’s contribution to the IRA plan was $639 and $4,701 for the fiscal years ended October 31, 2010 and 2009, respectively.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Notes to the Consolidated Financial Statements

13.	Subsequent Events (Unaudited)

In accordance with this consulting arrangement, between November 1, 2010 and January 7, 2011, the Company issued 100,000 shares of common stock to its Chief Executive Officer, Michael Brennan.

The Company issued a total of 50,000 shares of common stock between November 1 and January 7, 2011 to a consultant to the Company under the terms of his consulting agreement.

Effective November 1, 2010, the Board of Directors  approved the establishment of the Company’s 2011 Employee Benefit Plan, authorizing the issuance of up to 17 million shares to employees, directors, officers, consultants, or advisors of the Company who are determined to be eligible to receive an option or stock award under the plan.

Between November 2 and December 22, 2010, the Company issued a total of 13,026,732 shares of common stock upon the conversion of $60,000 in convertible debentures held by Asher Enterprises.  The conversions took place at prices ranging from $0.003 to $0.0075 per share.

Between November 5 and December 27, 2010, Dutchess Opportunity Fund purchased an additional 2,251,211 shares of common stock at prices ranging from $0.0057 to $0.013 per share.

On November 10, 2010, the Company received a $64,868 principal loan from an unaffiliated shareholder.  The Company is still negotiating with the lender as to the terms and conditions of the loan, which is likely to include a beneficial conversion provision.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Balance Sheet
July 31, 2011 and October 31, 2010

	July 31,	October 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets:
Cash	$3,570	$-
Inventories	90,904	90,904
Prepaid expenses	1,220	86,868
Total current assets	95,694	177,772

Fixed assets, net	4,278	17,881

Total assets	$99,972	$195,653

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Bank overdraft	$-	$7,876
Notes payable to stockholder	671,000	696,000
Convertible notes payable, net of unamortized discount of $72,055 and $44,902 in 2011 and 2010, respectively	176,213	42,598
Trade accounts payable	639,130	548,174
Accounts payable to officers and directors	312,485	173,243
Accrued payroll	243,301	193,056
Other accrued expenses	126,349	82,083
Total current liabilities	2,168,478	1,743,030

Long term liabilities:
Convertible notes payable, net of unamortized discount of $0 and $55,138 in 2011 and 2010, respectively	-	84,727
Redeemable convertible preferred stock, $0.01 par value; 2,600,000 shares authorized, issued and outstanding at July 31, 2011 and October 31, 2010	26,000	26,000
Total long term liabilities	26,000	110,727

Total liabilities	2,194,478	1,853,757

Commitments and contingencies

Stockholders' deficit:
Common stock, $0.01 par value; 500,000,000 shares authorized; 352,538,521 and 177,941,922 shares issued and outstanding at July 31, 2011 and October 31, 2010, respectively	3,525,385	1,779,429
Additional paid-in capital	38,094,435	39,228,850
Accumulated deficit from previous operating activities	(27,809,201)	(27,809,201)
Deficit accumulated during the development stage	(15,905,125)	(14,857,182)
Total stockholders' deficit	(2,094,506)	(1,658,104)

Total liabilities and stockholders' deficit	$99,972	$195,653

The accompanying notes are an integral part of the condensed consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statements of Operations
Three Months and Nine months Ended July 31, 2011 and July 31, 2010
And the Period November 1, 2005 to July 31, 2011
(Unaudited)

					Cumulative period
					from
	Three months ended		Nine months ended		November 1, 2005
	July 31,		July 31,		through
	2011	2010	2011	2010	July 31, 2011

Sales	$-	$-	$-	$-	$58,000
Cost of Sales	-	-	-	-	29,886

Gross profit	-	-	-	-	28,114

Operating costs and expenses:
Research and development	106,533	194,857	388,521	503,479	4,732,329
Sales, general and administrative	115,021	1,008,770	419,616	1,465,963	7,133,529

Total operating expenses	221,554	1,203,627	808,137	1,969,442	11,865,858

Loss from operations	(221,554)	(1,203,627)	(808,137)	(1,969,442)	(11,837,744)

Other income (expense):
Interest income	-	-	3	1	11,357
Interest expense	(90,593)	9,788	(266,036)	(599,444)	(4,258,163)
Other income (expense), net	27,827	(3,088)	27,827	(3,088)	189,025
Total other income (expense), net	(62,766)	6,700	(238,206)	(602,531)	(4,057,781)

Loss from operations:
Before provision for income tax	(284,320)	(1,196,927)	(1,046,343)	(2,571,973)	(15,895,525)
Provision for income tax	-	-	(1,600)	(1,600)	(9,600)
	(284,320)	(1,196,927)	(1,047,943)	(2,573,573)	(15,905,125)
Net loss attributable to:
Non-controlling interest	(20,937)	(38,480)	(75,872)	(98,510)	(1,040,493)
Micro Imaging Technology, Inc. stockholders	(262,383)	(1,158,447)	(972,071)	(2,475,063)	(14,864,632)
Net loss	$(284,320)	$(1,196,927)	$(1,047,943)	$(2,573,573)	$(15,905,125)

Net loss per share, basic and diluted	$(0.00)	$(0.01)	$(0.00)	$(0.02)

Shares used in computing net loss per share, basic and diluted	267,326,629	150,389,132	227,162,672	134,914,977

The accompanying notes are an integral part of the condensed consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows
Nine Month Period Ended July 31, 2011 and July 31, 2010
And the Period November 1, 2005 to July 31, 2011
(Unaudited)

			Cumulative period
			from
	Nine months ended		November 1, 2005
	July 31,		through
	2011	2010	July 31, 2011
Cash flows from operating activities:
Net loss	$(1,047,943)	$(2,573,573)	$(15,905,125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,603	20,725	139,559
Amortization of costs and fees related to convertible debentures	213,239	3,368	833,082
Common stock issued for services	45,750	762,100	2,147,790
Common stock issued to officers and directors for services	58,500	408,200	3,077,810
Common stock issued for shares of subsidiary stock	-	-	254,000
Common stock of subsidiary issued to employees and consultants	-	-	2,815
Common stock issued as a commission	-	-	33,000
Common stock issued for accounts payable	18,000	49,018	278,583
Common stock issued to former licensee	-	-	41,319
Common stock issued/recovered on cancelled agreements	-	-	20,478
Non-cash compensation for stock options and warrants	-	26,740	631,894
Costs and fees related to issuance of convertible debt	30,000	530,000	567,113
Interest expense related to beneficial conversion feature		-	1,944,800
Interest paid with common stock	-	-	104,836
Interest on notes receivable for common stock	-	-	(1,373)

(Increase) decrease in assets:
Prepaid expenses	85,648	(125,480)	24,371
Inventories	-	-	(90,904)
Notes receivable	-	-	-
Increase (decrease) in liabilities:
Trade accounts payable	90,956	234,262	569,754
Accounts payable to officers and directors	139,242	105,494	616,939
Accrued payroll and other expenses	94,511	103,672	256,555
Net cash used in operating activities	(258,494)	(455,474)	(4,452,704)

Cash flows from investing activities:
Purchase of fixed assets	-	-	(137,354)
Net cash used in investing activities	-	-	(137,354)

The accompanying notes are an integral part of the condensed consolidated financial statements.

Micro Imaging Technology, Inc. and Subsidiary
(A Development Stage Company)
Condensed Consolidated Statements of Cash Flows (Continued)
Nine Month Period Ended July 31, 2011 and July 31, 2010
And the Period November 1, 2005 to July 31, 2011
(Unaudited)

			Cumulative period
			from
	Nine months ended		November 1, 2005
	July 31,		through
	2011	2010	July 31, 2011
Cash flows from financing activities:
Principal payments on notes payable to stockholders	(25,000)	-	(1,158,000)
Proceeds from issuance of notes payable to a related party	34,000	-	1,039,800
Proceeds from issuance of notes and convertible notes payable	199,868	230,000	1,389,233
Proceeds from issuance of common stock, net	61,072	180,000	2,139,298
Net cash provided by financing activities	269,940	410,000	3,410,331

Net change in cash	11,446	(45,474)	(1,179,727)

Cash at beginning of period	(7,876)	2,148	1,195,298

Cash at end of period	$3,570	$(43,326)	$15,571

Supplemental Disclosure of Cash Flow Information

Interest paid	$664	$2,041	$10,985
Income taxes paid	$1,600	$1,600	$18,640

Supplemental Schedule of Non-Cash Investing and Financing Activities

Beneficial conversion feature of convertible debentures	$-	$(6,250)

Common stock issued in consideration for loans	$34,000	$305,000

Conversion of convertible notes payable to shares of common stock	$207,465	$-

The accompanying notes are an integral part of the condensed consolidated financial statements.

MICRO IMAGING TECHNOLOGY, INC. AND SUBSIDIARY
Notes to Condensed Consolidated Financial Statements
For the nine months ended July 31, 2011 and 2010
(Unaudited)

1.	Nature of our Business, Development Stage Company and Continuance of Operations

These unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America applicable to a going concern which contemplated the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  Since inception, the Company has incurred substantial losses and there is substantial doubt that the Company will generate sufficient revenues in the foreseeable future to meet its operating cash requirements.  Accordingly, the Company’s ability to continue operations depends on its success in obtaining additional capital in an amount sufficient to meet its cash needs. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

Our independent registered public accounting firm has included an explanatory paragraph in its report on the financial statements for the year ended October 31, 2010 which raises substantial doubt about our ability to continue as a going concern.

Micro Imaging Technology, Inc. (the “Company”), a California corporation, is a holding company whose operations are conducted through its Nevada subsidiary, Micro Imaging Technology (“MIT”).  As of July 31, 2011, the Company owns eighty point seven percent (80.7%) of the issued and outstanding stock of MIT.

The losses incurred to date which are applicable to the minority stockholders of the Company’s consolidated subsidiary, MIT, exceed the value of the equity held by the minority stockholders.  Such losses have been allocated to the Company as the majority stockholder and are included in the net loss and accumulated deficit in the condensed consolidated financial statements for the nine months ended July 31, 2011.  Any future profits reported by our subsidiary will be allocated to the Company until the minority’s share of losses previously absorbed by the Company have been recovered.

In 1997, the Company began marketing a small, point-of-use water treatment product aimed at the high purity segment of commercial and industrial water treatment markets. In February 2000, the Company formed Electropure EDI, Inc. (EDI), a wholly-owned Nevada subsidiary, through which all manufacturing and sales of its proprietary water treatment products were then conducted. In October 2005, the Company sold the assets of the EDI subsidiary and discontinued operations.

The Company acquired, in October 1997, an exclusive license to patent and intellectual property rights involving laser light scattering techniques to be utilized in the detection and monitoring of toxicants in drinking water. In February 2000, the Company formed Micro Imaging Technology (MIT), a majority-owned Nevada subsidiary, to conduct research and development based upon advancements developed and patented from the licensed technology.   The technology being developed is a non-biologically based system utilizing both proprietary hardware and software to rapidly (near real time) determine the specific specie of an unknown microbe present in a fluid with a high degree of statistical probability (“MIT system”).  It will analyze a sample presented to it and compare its characteristics to a library of known microbe characteristics on file.  At present, it is the Company’s only operation.

Effective with the sale of its EDI operation in October 2005, the Company’s planned principal operation, the further development and marketing of its remaining technology, has not produced any significant revenue and, as such, the Company, beginning with the fiscal year starting November 1, 2005, is considered a development stage enterprise.

2.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments which management believes are necessary for a fair presentation of the Company’s financial position at July 31, 2011 and results of operations for the periods presented.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying condensed consolidated financial statements should be read in conjunction with our audited financial statements and footnotes as of and for the year ended October 31, 2010, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2011.

3.	Inventories

Inventories are stated at the lower of cost of market.  Cost is determined by the first-in-first-out (FIFO) method.  Inventory consists of the following at July 31, 2011 and October 31, 2010.

Raw Materials	$15,115
Finished Goods	75,789

Total	$90,904

4.	Summary of Significant Accounting Policies

The accounting policies followed are as set forth in Note 1 of the Notes to Financial Statements in the Company’s 2010 Annual Report on Form 10-K. The Company has not experienced any material change in its critical accounting policies since November 1, 2010. The Company’s discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the Company to make estimates and judgments regarding uncertainties that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, the Company evaluates its estimates, which are based upon historical experience and on other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company considers the following accounting policies to be most critical in their potential effect on its financial position or results of operations.

Earnings Per Share

Basic earnings per share is based on the weighted average number of shares outstanding for a period.  Diluted earnings per share is based upon the weighted average number of shares and potentially dilutive common shares outstanding.  Potential common shares outstanding principally include convertible notes payable and stock options under our stock plan.  Since the Company has incurred losses, the effect of any common stock equivalent would be anti-dilutive.

Stock Based Compensation

Stock-based compensation costs for stock options issued to employees is measured at the grant date, based on the fair value of the award using the Black Scholes Option Pricing Model, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity grant).

No stock-based compensation was recognized during the nine months ended July 31, 2011.

In May 1999, the Company adopted the Micro Imaging Technology, Inc. 1999 stock option plan (the “Plan”), for officers, directors, employees, consultants, and advisors of the Company. The Plan provides two types of options: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The Plan authorizes the granting of options up to 1,000,000 shares of common stock. The exercise price per share on options granted may not be less than the fair market value per share of the Company’s common stock at the date of grant. The exercise price per share of Incentive Stock Options granted to anyone who owns more than ten percent (10%) of the voting power of all classes of the Company’s common stock must be a minimum of one hundred ten percent (110%) of the fair market value per share at the date of grant. The options exercise price may be paid in cash or its equivalent including cashless exercises as determined and approved by the plan administrator.  The term of each Incentive Stock Option granted is fixed by the plan administrator and shall not exceed ten (10) years, except that for those who own ten percent (10%) of the voting power of the Company the term of the option may be no more than five (5) years. Non-qualified Stock Options may not be granted for more than ten (10) years. The vesting periods for both Incentive Stock Options and Non-Qualified Stock Options are determined by the administrator at or after the date of grant.  As of the fiscal year ended October 31, 2008, all of the options available for issuance under the Plan have been granted.

In September 2007, the Company’s subsidiary adopted the Micro Imaging Technology 2007 Stock Option Plan authorizing the granting of options up to 3,000,000 shares of common stock.  This plan is otherwise identical to the above 1999 stock option plan of its parent company in eligibility requirements, types of options and other terms and conditions.  There have been no options granted under this plan to date.

The Company adopted the Micro Imaging Technology 2008 Employee Benefit Plan (the “Benefit Plan”) effective December 3, 2007.  Under the Benefit Plan, the Company can grant up to three (3) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility and terms of each grant is determined by the Board of Directors.  Between September 2007 and March 2008, all three (3) million shares of common stock authorized under the Benefit Plan were issued to Michael Brennan (1,750,000 shares) and Victor Hollander (1,250,000 shares) for services rendered.

In May 2008, the Company adopted the Micro Imaging Technology 2008 Employee Incentive Stock Plan (“Stock Plan”) effective May 2, 2008.  Similar to the above-referenced Benefit Plan, the Stock Plan permits the Company to grant up to three (3) million shares of common stock or options or purchase common stock to eligible employees, directors, officers, consultants or advisors.  Between May 2008 and November 2009, 2,634,472 shares of common stock were issued under the Stock Plan to various individuals, including officers and directors, in exchange for cancellation of loans and interest as well as fees and expenses due to consultants and corporate counsel of the Company.

The Company adopted the 2009 Employee Benefit Plan in October 2008.  Under the Benefit Plan, the Company can grant up to four (4) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility and terms of each grant is determined by the Board of Directors.  The Company granted 2,250,000 options under the Benefit Plan during the fiscal year ended October 31, 2008.  In May 2009, the Company granted 500,000 shares, valued at $28,088, under the Benefit Plan to Michael Brennan.  In November 2009, the Company issued 1,300,000 shares valued at $49,018 to legal firms rendering services to the Company for accrued fees.

On January 7, 2010, the Board of Directors authorized the formation of the 2010 Employee Benefit Plan which is authorized to grant up to twelve (12) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility is determined by the Board of Directors.  During the fiscal year ended October 31, 2010, the Company issued all of the twelve (12) million shares of common stock under the Benefit Plan to consultants for services rendered in the aggregate sum of $523,000.

On February 16, 2011 the Board of Directors authorized the formation of the 2011 Employee Benefit Plan which is authorized to grant up to Fifteen (15) million shares of common stock or options to purchase common stock to eligible employees, directors, officers, consultants or advisors.  Eligibility is determined by the Board of Directors.  During the nine month period ended July 31, 2011, the Company issued thirteen million five hundred thousand (13,500,000) shares of common stock under the Benefit Plan to consultants for services rendered in the aggregate sum of $99,000.

The following table summarizes information about options granted under the Company’s equity compensation plans through July 31, 2011 and otherwise to employees, directors and consultants of the Company. Generally, options vest on an annual pro rata basis over various periods of time and are exercisable, upon proper notice, in whole or in part at any time upon vesting. Typically, in the case of an employee, vested options terminate when an employee leaves the Company. The options granted have contractual lives ranging from three to ten years.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at October 31, 2010	5,900,000	$0.10	1.9	$—
Granted	—	—
Exercised	—	—
Expired	(250,000)	0.14
Canceled	—	—
Outstanding at July 31, 2011	5,650,000	$0.10	1.3	$—

Summary information about the Company’s options outstanding at July 31, 2011 is set forth in the table below.  Options outstanding at July 31, 2011 expire between August 2011 and January 2016.

Range of Exercise Prices	Options Outstanding July 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Options Exercisable July 31, 2010	Weighted Average Exercise Price
$ 0.02 - $0.15	4,900,000	1.3	$0.07	4,900,000	$0.07
$ 0.24 - $0.30	750,000	1.1	$0.29	750,000	$0.29
TOTAL:	5,650,000			5,650,000

As of July 31, 20111, all outstanding options had fully vested and there was no estimated unrecognized compensation from unvested stock options.

The following table summarizes the information relating to warrants granted to non-employees as of October 31, 2010 and changes during the nine months ended July 31, 2011

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at October 31, 2010	5,500,000	$0.02	1.8	$—
Granted	—	—
Exercised	—	—
Expired	—	—
Canceled	—	—
Outstanding at July 31, 2011	5,500,000	$0.02	1.0	$—

Summary information about the Company’s warrants outstanding at July 31, 2011 is set forth in the table below.  Warrants outstanding at July 31, 2011 expire between September 2011 and October 2012.

New Accounting Pronouncements

The following accounting standards updates were recently issued and have not yet been adopted by us.  These standards are currently under review to determine their impact on our consolidated financial position, results of operations, or cash flows.

In April 2011, FASB issued Accounting Standard Update (ASU) 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. The update provides additional guidance to creditors on evaluating whether a modification or restructuring of a receivable is a troubled debt restructuring (TDR) and clarifies the existing guidance on whether (1) the creditor has granted a concession and (2) whether the debtor is experiencing financial difficulties, which are the two criteria used to determine whether a modification or restructuring is a TDR. This guidance is effective for interim or annual periods beginning on or after June 15, 2011 and should be applied retrospectively to the beginning of the annual period of adoption. Management is currently assessing the impact of this guidance on the Company’s financial position and results of operations.

In April 2011, the FASB issued ASU 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements. The update removes from the assessment of effective control (1) the criterion requiring the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms, even in the event of default by the transferee, and (2) the collateral maintenance implementation guidance related to that criterion. This guidance is effective prospectively for transactions, or modifications of existing transactions, that occur on or after the first interim or annual period beginning on or after December 15, 2011. Management is currently assessing the impact of this guidance on the Company’s financial position and results of operations.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between US GAAP and International Financial Reporting Standards. While many of the amendments to US GAAP are not expected to have a significant effect on practice, the new guidance changes some fair value measurement principles and disclosure requirements. This guidance is effective prospectively for interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. Management is currently assessing the impact of this guidance on the Company’s financial position and results of operations.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05), which removes the option of presenting comprehensive income in the Consolidated Statements of Changes in Stockholder’s Equity. ASU 2011-05 provides entities with an option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income (OCI) either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Under either method, entities must display adjustments for items that are reclassified from OCI to net income in both net income and OCI. This guidance does not change the items that must be reported in OCI or when an item of OCI must be reclassified to net income. This guidance, related only to disclosures, is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 and should be applied retrospectively. Early adoption is permitted.

5.	Convertible Debentures

Anthony M. Frank

In December 2008, the Company authorized a private offering to sell up to $2,500,000 in convertible debentures.  On March 16, 2009, the Company’s largest stockholder, Anthony M. Frank, purchased $75,000 of the convertible debentures.  The debenture matures on March 16, 2012 and is convertible at any time at the option of the holder into the Company’s common stock at a fair market value of eighty percent (80%) of the lowest closing bid price per share for the twenty (20) trading days immediately preceding conversion.  The debentures are also redeemable by the Company:  1) if before three months at one hundred twenty percent (120%) of the principal value, plus interest; or 2) if after three months, at one hundred thirty one percent (131%) of principal, plus interest.

During the nine months ended July 31, 2011, the Company expensed $5,610 in accrued interest on the above debenture.  The intrinsic value of the beneficial conversion feature (which represents the twenty percent (20%) discount in the conversion price of the common stock) was determined to be $18,750 and is being amortized over the three-year life of the debenture.  The Company expensed $4,675 of this cost during the nine months ended July 31, 2011.

Asher Enterprises, Inc.

On August 16, 2010, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $50,000.  The Note matured on May 18, 2011 and is convertible into common shares at a thirty nine percent (39%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  The Note provided that Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on September 8, 2010, less a $3,000 reimbursement to Asher for fees and expenses related to the referenced agreements. The debentures carry a beneficial conversion feature allowing conversion at the option of the holder at any time after purchase into common stock at sixty one percent (61%) of the average of the lowest three closing bids during the ten trading days ending one trading day prior to the date the conversion notice is sent.  The Company calculated the intrinsic value of the conversion feature as of the date of issuance of the debentures (using the same criteria as noted above) and fully amortized the $31,967 cost as of July 31, 2011 pursuant to the fact that between March 9 and April 25, 2011, Asher converted the full principal balance of the Note, plus $2,000 in accrued interest, into 20,480,039 shares of common stock at prices ranging from $0.0018 to $0.0035 per share.

On October 5, 2010, the Company entered into a second Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $37,500.  The Note matured on July 8, 2011 and was convertible into common shares at a thirty nine percent (39%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  The Note provided that Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on October 12, 2010, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $23,975, was fully amortized as of July 31, 2011 pursuant to the fact that between May 19 and July 11, 2011, Asher converted the full principal balance of the Note, plus $1,500 in accrued interest, into 33,283,731 shares of common stock at prices ranging from $0.0009 to $0.0016 per share.   The Company granted Asher an extension until July 11, 2011 to complete the conversion of this Note.

On October 26, 2010, Asher Enterprises entered into third a Purchase Agreement with an unaffiliated note holder to purchase the Amended and Restated ten percent (10%) Convertible Note issued to the latter by the Company in the aggregate amount of $64,865 for a $60,000 loan made to the Company in June 2009, plus the $4,865 in interest accrued on such loan.  The Note matures on May 31, 2012 and is convertible into common shares at a forty two percent (42%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date.  The Company has calculated the intrinsic value of the conversion feature to be $46,971 as of the date of issuance of the debentures using the same criteria as noted above.  Between November 2, 2010 and January 26, 2011, Asher converted the entire principal amount of the note into a total of 13,741,791 shares of common stock at prices ranging from $.0034 to $.0075 per share.

On November 19, 2010, the Company entered into a fourth Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $35,000.  The Note matured on August 23, 2011 and was convertible into common shares at a thirty nine (39%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on December 3, 2010, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $22,377, is being amortized over the life of the loan and the Company has expensed $13,426 of that amount as of July 31, 2011.  Between July 19 and July 31, 2011, Asher converted $26,600 of the principal amount of this Note into 66,500,000 shares of common stock at $0.0004 per share.  See also Note 9 – “Subsequent Events.”

On December 6, 2010, Asher Enterprises entered into a fifth Purchase Agreement with an unaffiliated note holder to purchase the Amended and Restated eight percent (8%) Convertible Note issued to the latter by the Company in the principal amount of $25,000 for a loan made to the Company in December 2009.  The Note matures on December 31, 2011 and is convertible into common shares at a forty two percent (42%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date.  The Company calculated the intrinsic value of the conversion feature to be $18,159 as of the date of issuance of the debentures using the same criteria as noted above.  During December 2010, Asher converted the entire principal amount of the note into a total of 7,823,519 shares of common stock at prices ranging from $.003 to $.0034 per share.

On January 25, 2011, the Company entered into a sixth Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $32,500. The Note matures on September 25, 2011 and is convertible into common shares at a thirty nine (39%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on February 18, 2011, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $20,779, is being amortized over the life of the loan and the Company has expensed $14,314 of that amount as of July 31, 2011.

On April 12, 2011, the Company entered into a seventh Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $37,500.  The Note matures on January 14, 2012 and is convertible into common shares at a thirty nine (39%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on May 9, 2011, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $23,975, is being amortized over the life of the loan and the Company has expensed $9,768 of that amount as of July 31, 2011.

On June 21, 2011, the Company entered into an eighth Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an eight percent (8%) convertible note in the aggregate principal amount of $30,000.  The Note matures on March 23, 2012 and is convertible into common shares at a forth five (45%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing one hundred eighty (180) days following the date of the Note.  The Company received the proceeds of the Note on July 7, 2011, less a $2,500 reimbursement to Asher for fees and expenses related to the referenced agreements.  The value of the conversion feature, $24,545, is being amortized over the life of the loan and the Company has expensed $3,636 of that amount as of July 31, 2011.

On August 2, 2011, the Company received an additional $22,500 from Asher Enterprises, net of a $2,500 reimbursement for fees and expenses.  See Note 9 – “Subsequent Events.”

Concurrent with the issuance of these notes to Asher, the Company, as requested by the above creditor, has instructed it stock transfer agent to reserve an agreed upon number of shares of the Company’s common stock to be issued if the notes are converted.  As of July 31, 2011, there have been are 42,062,123 shares reserved, but are not considered as issued and outstanding.

Other Convertible

On November 10, 2010, the Company borrowed $64,868 from an unaffiliated party on terms similar to the Asher notes.  The Notes matures on May 31, 2012 and bears interest at the rate of ten percent (10%) per annum.  The Note is convertible into common shares at a forty two percent (42%) discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date.  The Company calculated the intrinsic value of the conversion feature to be $46,973 as of the date of issuance of the debentures using the same criteria as noted above and is amortizing the expense over the life of the loan.   The Company has expensed $21,674 with regard to this beneficial conversion feature as of July 31, 2011.

6.	Notes Payable

Between May 1 and June 24, 2009, the Company borrowed a total of $95,000 from its Chief Executive Officer, Michael W. Brennan.  On February 15, 2010, Mr. Brennan transferred title to $25,000 in principal loans to an unaffiliated third party.  This loan was reclassified into a convertible term note with provisions identical to the “Convertible Term Loans” discussed below in this Note 6.  It was subsequently sold to Asher Enterprises and converted into common stock.  The loans from Mr. Brennan are due upon demand and accrue interest at the rate of six percent (6%) per annum.  The Company has recorded $10,061 in interest expense as of July 31, 2011 on these loans from Mr. Brennan.

Our largest stockholder, Anthony M. Frank, loaned the Company $64,000 on September 23, 2009.  The loan bears interest at six percent (6%) per annum and is convertible into common stock at the option of the holder.  The Company has accrued a total of $7,154 in interest on the loan as of July 31, 2011.  The loan was due on March 10, 2010 and the Company is currently negotiating with Mr. Frank to extend the maturity date.

On July 15, 2010, Mr. Frank loaned the Company an additional $30,000 at six percent (6%) interest for ninety (90) days.  The loan is convertible into common stock at the option of the holder into common stock at $0.025 per share or the average closing price of the common stock for the twenty (20) trading days prior to conversion.  The Company accrued interest of $1,884 on this loan as of July 31, 2011 and is negotiating with Mr. Frank to extend the maturity date.

On March 28, 2011, the Company borrowed $4,000 from its Chief Financial Officer, Victor
A. Hollander.  The loan bears interest at the rate of six percent (6%) and is payable on demand.  As of the nine months ended July 31, 2011, the Company had accrued $82 in interest on this loan.

Convertible Term Loans

Between November 1, 2009 and April 20, 2010, the Company borrowed $172,000 from five unaffiliated lenders and $20,000 from our largest stockholder.  The Convertible Term Loans mature in twelve (12) months, bear interest at six percent (6%) per annum and require the Company to make payments on the loans each fiscal quarter from a sinking fund to be established from any proceeds received from operating profits, proceeds derived from a securities purchase agreement entered into with Ascendiant Capital Group in October 2009 (which was subsequently terminated by the Company on May 6, 2010), and/or from other equity funding.  The loans are convertible, at the option of the lender, into common stock at a twenty percent (20%) discount to fair market value or $0.10 per share, whichever is greater.  As additional consideration for the loan, the lender receives restricted common stock, the number of which is determined by dividing the principal amount of the loan by the greater of $0.05 per share or the fair market value on the loan date.  One lender also received a two-year warrant to purchase 500,000 shares of common stock at $0.03 per share as additional consideration for a $30,000 loan.

During April 2010, the Company borrowed an additional $25,000 under the terms of the above Convertible Term Loans.  However, this loan provides that it is convertible at the option of the lender, into common stock at a twenty percent (20%) discount to fair market value or $0.05 per share, whichever is greater.  In May 2011, the Company borrowed an additional $30,000 under the Convertible Term Loan arrangement from this same individual.

Including the $25,000 loan transferred by Mr. Brennan as discussed above under “Notes Payable,” as of July 31, 2011, the Company had issued 4,540,000 and 600,000 shares of common stock in fiscal 2010 and during the nine months ended July 31, 2011, respectively, for all of the above $257,000 loans and has expensed an aggregate of $19,821 in interest accrued on the loans as of July 31, 2011.

On April 9, 2010, our Chief Executive Officer, Michael Brennan and our Chief Financial Officer, Victor Hollander, converted $90,000 and $160,000, respectively, into convertible term loans.  Also, on April 9, 2010, a consultant to the Company converted $55,000 into a convertible term loan.  The funds converted represented unpaid fees and expenses that had been accrued on the Company’s books.  The terms of the loans are identical to the above Convertible Term Loans received through March 2010 and provide for the issuance of common stock as additional consideration.  Consequently, the Company expensed $305,000 in fiscal 2010 on the issuance of 6,100,000 shares of common stock for these loans and has expensed an aggregate of $23,630 in interest accrued on the loans as of July 31, 2011.  On June 1, 2011, $34,000 of the $55,000 converted in fiscal 2010 by the consultant was converted into 5,733,333 shares of common stock at the rate of $0.006 per share.

7.	Employee Retirement Plan

Commencing on January 1, 2005, the Company sponsored a Simple IRA retirement plan which covers substantially all qualified full-time employees.  Participation in the plan is voluntary and employer contributions are determined on an annual basis.  Currently employer contributions are being made at the rate of three percent (3%) of the employees’ base annual wages.  The Company’s contribution to the IRA plan for the nine months ended July 31, 2011 and 2010 was $0 and $639, respectively.

8.	Securities Transactions

Common Stock issued to Officers, Directors and Certain Consultants

During the nine months ended July 31, 2011, pursuant to his compensation arrangement, the Company issued 450,000 shares of common stock to its Chief Executive Officer, Michael W. Brennan, at $0.01 per share.  The aggregate fair market value of the shares was determined to be $4,500.  For additional services rendered, Mr. Brennan received 3,000,000 shares of common stock valued at $18,000, or $0.006 per share, under the Company’s 2011 Employee Benefit Plan on February 17, 2011  as well as on June 1, 2011 valued at the same price per share for a second $18,000.

On June 1, 2011, the Company issued 3,000,000 shares of common stock to its Chief Financial Officer, Victor Hollander, for additional services rendered to the Company.  The fair market value of the shares was determined to be $18,000, or $0.006 per share.

The Company issued 75,000 shares of common stock to a consultant of the Company, during the nine months ended July 31, 2011 in accordance with his compensation arrangement.  The shares were issued at $0.01 per share, with an aggregate fair market value of $750.

The Company issued 4,500,000 shares of common stock to three consultants of the Company, during the nine months ended July 31, 2011 under Company’s 2011 Employee Benefit Plan. The shares were issued at prices ranging from $0.006 to $0.01 per share, with an aggregate fair market value of $45,000.

Common Stock Issued in Private Placement Transactions

Between November 5, 2010 and July 31, 2011, Dutchess Opportunity Fund purchased 9,408,038 shares of common stock at prices ranging from $0.006 to $0.01 per share under the terms of the May 4, 2010 Securities Purchase Agreement.  The Company received proceeds of $60,192, net of $880 in transfer fees, over eight separate sale transactions.

Common Stock Issued in Cancellation of Debt

Between November 2, 2010 and July 31, 2011, the Company issued 141,829,228 shares of common stock to Asher Enterprises, Inc. upon conversion of $203,965 in convertible notes, plus $3,500 in accrued interest thereon, at prices ranging from $0.001 to $0.0004 per share.

On February 17, 2011, the Company converted $18,000 in accrued legal fees due the Company legal firm into 3,000,000 shares of common stock at $0.006 per share.

On June 1, 2011, the Company issued 5,733,333 shares of common stock to a consultant upon the conversion of $34,000 of a convertible note at $0.006 per share.

Common Stock Issued for Loan

In May 2011, the Company issued 600,000 shares of common stock at $0.05 per share as partial consideration for a $30,000 loan.

9.	Subsequent Events

In accordance with his consulting arrangement, in August 2011, the Company issued 50,000 shares of common stock to its Chief Executive Officer, Michael Brennan.  Also in August 2011, as part of his employment arrangement, Mr. Brennan was also granted two-year options to purchase 100,000 shares of common stock at an exercise price of $0.30 per share.

On August 2, 2011, the Company received an additional $22,500, net of fees and expenses, from Asher Enterprises, Inc. pursuant to a Stock Purchase Agreement.

In August 2011, Asher converted an additional $9,800 in principal loans into 24,500,000 shares of common stock at $0.004 per share.

On August 2, 2011, the Company sold 25,000,000 shares of common stock in a private placement transaction to an unaffiliated investor for proceeds of $50,000.  As additional consideration for the purchase, the Company granted the purchaser a two-year warrant to purchase up to an additional $50,000 in common stock at a 25% discount to the average closing price of the stock on the 3 trading days prior to exercise of the warrant.

74,000,000 SHARES

MICRO IMAGING TECHNOLOGY, INC.

COMMON STOCK

PROSPECTUS

Through and including December __, 2011 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

Legal fees and expenses	$10,000.00
Accountants' fees and expenses	$10,000.00
Miscellaneous fees	$10,000.00
Total	$30,000.00

Item 14.   Indemnification of Directors and Officers

Our By-laws, as amended, provide to the fullest extent permitted by California law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our By-laws, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our By-laws, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In May, 2007, the Company entered into indemnification agreements with each of the Officers and Directors of the Corporation individually.

Item 15.   Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales of our securities that were not registered under the Securities Act. Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment; and (v) the securities were issued with restrictive legends.

On December 1, 2008, Michael Brennan converted a total of $128,996 in accrued loans, interest, fees and expenses into 1,250,000 shares of common stock.

Mr. Anthony M. Frank converted $400,000 in principal loans into 8,783,416 shares of common stock on December 15, 2008.

On February 5, 2009, the Company’s Board of Directors authorized the issuance of 12 million shares of common stock and options to purchase 2 million shares of common stock to various officers, directors, employees and consultants to the Company for services rendered.  The fair market value of the shares and options was determined to be $210,458 and was expensed as of the grant date.

On February 5, 2009, Board member and Chief Financial Officer, Victor A. Hollander, converted a total of $19,329 in fees and expenses into 1,257,189 shares of common stock at the rate of $0.015375 per share.

Also on February 5, 2009, a consultant to the Company converted $6,319 in accrued fees and expenses into 420,962 shares of common stock at a fair market value of $0.0154 per share.

On February 17, 2009, we received the third installment of $100,000 from the Company’s majority shareholder on the purchase of convertible debentures commenced in December 2008.  On February 27, 2009, our majority shareholder converted $300,000 in convertible debentures purchased between December 18, 2008 and February 17, 2009 into 31,592,467 shares of common stock.  The conversion price was $0.0096 per share and included $3,370 in interest accrued on the debentures.

On May 1, 2009, the Company issued 175,000 shares of common stock in payment for services rendered by a financial consulting firm in 2008.  The fair market value of the shares was determined to be $9,262, or $0.05 per share.

On May 1, 2009, the Company issued 500,000 shares of common stock to Chief Executive Officer, Michael Brennan, for additional services rendered in efforts to secure financing on behalf of the Company.  The shares were issued under the Company’s 2009 Employee Benefit Plan.  The fair market value was determined to be $0.056 per share, or an aggregate of $28,088 on the issuance.

On May 1, 2009, for consulting services rendered, the Company granted a non-affiliated consultant a three-year warrant to purchase 500,000 shares of common stock at $0.03 per share and recorded a consulting expense of $44,920.

The Company issued 2 million shares of common stock on June 12, 2009 to a consultant for services rendered.  The value of the shares, $233,000, was recorded as a consulting expense.

On July 16, 2009, the Company’s Board of Directors authorized the issuance of 6,100,000shares of common stock to various officers, directors, employees and consultants to the Company for services rendered.  The fair market value of the shares was determined to be $942,450 and was expensed as of the grant date.

Between December 15, 2008 and February 18, 2009, the Company issued a total of 5,058,474 shares of common stock upon the conversion of $50,000 in principal debentures sold through Divine Capital Markets during fiscal 2008.  The prices on the three conversion transactions ranged from $0.009 to $0.0128 per share.

On September 8, 2009, the Board of Directors approved a September 3, 2009 settlement of a lawsuit brought against the Company in May 2009 by purchasers of the Company’s convertible debentures sold by Divine Capital Markets.  The Company issue 5,889,997 shares of unrestricted common stock, valued at approximately $0.0748 per share, to the debenture holders in full satisfaction of all claims and in full payment of the $410,000 in principal debentures and $33,745 in interest accrued on the debentures through the September 3, 2009 settlement date.  As part of the settlement, the debenture holders waived $123,000 in penalties and $28,860.25 in interest which the Company had recorded under the default terms of the debentures.  Consequently, the Company realized a gain of $151,860 on the settlement.

On October 2, 2009, the Company issued 1,071,429 shares of common stock to an investment consulting firm in connection with an agreement to purchase up to $3 million of the Company shares. The fair market value of the shares on the transaction date was $75,000, or $0.07 per share.

During the twelve months ended October 31, 2009, pursuant to his compensation arrangement, the Company issued 600,000 shares of common stock to Michael W. Brennan, at prices ranging from $0.012 to $0.152 per share.  The aggregate fair market value of the shares was determined to be $39,998.  In August 2009, Mr. Brennan also received a two-year option to purchase 100,000 shares of common stock at $0.30 per share as part of his compensation arrangement, at an expense to the Company in the sum of $14,772.

The Company issued 300,000 shares of common stock to a consultant of the Company, during the fiscal year ended October 31, 2009 in accordance with his compensation arrangement.  The shares were issued at prices ranging from $0.012 to $0.152 per share, with an aggregate fair market value of $19,999.

On November 2, 2009, the Company issued 800,000 shares of common stock to a law firm in payment of $29,018 in legal fees accrued between May and October 2009 in regard to litigation conducted with Divine Capital Group.

On November 5, 2009, the Company issued 500,000 shares of common stock to corporate counsel in payment of $20,000 in legal fees accrued between July 2007 and October 2009.

On January 7, 2010, the Board of Directors  approved the establishment of the Company’s 2010 Employee Benefit Plan, authorizing the issuance of up to 12 million shares to employees, directors, officers, consultants, or advisors of the Company who are determined to be eligible to receive an option or stock award under the plan.  During the six months ended April 30, 2010, the Board authorized the issuance under the Plan of 4 million shares to two consultants for services and expensed $155,000 in consulting fees.

On March 17, 2010, the Company issued a total of 5,000,000 shares of common stock to two consultants for investor relations services to be rendered over a one-year term.  The fair market value of the shares was determined to be $200,000, or $0.04 per share, and will be amortized over one year.  The Company expensed $24,110 as consulting fees as of April 30, 2010 pursuant to the issuance of these shares and recorded the balance *of the value, or $175,890, as prepaid expenses.

On April 6, 2010, the Company issued 750,000 shares of common stock in conjunction with an Investment Agreement which it entered into on May 4, 2010 with Dutchess Opportunity Fund, II, LP (Dutchess).  The fair market value of the stock issued to Dutchess was determined to be $30,000.

On April 9, 2010, the Company issued 6,100,000 shares of common stock on the conversion of an aggregate of $305,000 in fees and expenses into convertible term notes by the Company’s Chief Executive Officer, Chief Financial Officer and a consultant to the Company.   The Company expensed $305,000 as the fair market value of the shares issued as additional consideration.

Between November 1, 2009 and April 30, 2010, the Company issued 5,000,000 shares of common stock and warrants to purchase 500,000 shares of common stock as partial consideration for $250,000 in convertible term loans received from various lenders.  Of such loans, $20,000 was received from our largest stockholder and $25,000 was a loan made from our Chief Executive Officer, Michael Brennan, if fiscal 2009 and transferred to an unaffiliated third party in February 2010.

Between April and June 2010, the Company sold 6,000,000 shares of common stock at $0.029 per share to an unaffiliated accredited investor for net proceeds of $175,000.  An additional 50,000 shares of common stock were sold to a second investor in May, 2010 for $0.10 per share, for net proceeds of $5,000.

On July 12, 2010, the Board of Directors authorized an issuance of 5,000,000 shares of common stock each to Michael Brennan, Chief Executive Officer, and Victor Hollander, Chief Financial Officer, for services rendered.  The total fair market value of the shares was $390,000, or $0.039 per share.

On August 3, 2010, the Company issued two-year options to purchase 100,000 shares of common stock to Ralph W. Emerson, Director, for his annual service as Chairman of the Company’s Science Advisory Board.  The fair market value of the options was determined to be $1,905.

On August 16, 2010, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. in connection with the issuance of an 8% convertible note in the aggregate principal amount of $50,000.  The Note matures on May 18, 2011 and is convertible into common shares at a 39% discount to the average of the lowest three closing bid prices of the common stock during the ten trading days prior to the conversion date.  Asher may convert any or all of the unpaid principal note prior to the maturity date, commencing 180 days following the date of the Note.  The Company received the proceeds of the Note on September 8, 2010, less a $3,000 reimbursement to Asher for fees and expenses related to the referenced agreements.

Between September 10 and October 15, 2010, the Company received $32,492, net of $440 in fees, from Dutchess Opportunity Fund  II, LP on the issuance of 1,558,736 shares under the terms of the May 4, 2010 Investment Agreement whereby Dutchess committed to purchase up to $5,000,000 of the Company’s common stock over a thirty-nine month period.  Of the funds received, the Company paid Dutchess $15,000 to redeem the 750,000 common shares it received in April 2010 as a document preparation fee.

During the twelve months ended October 31, 2010, pursuant to his compensation arrangement, the Company issued 600,000 shares of common stock to Michael W. Brennan, at prices ranging from $0.017 to $0.05 per share.  The aggregate fair market value of the shares was determined to be $21,325.  In August 2009, Mr. Brennan also received a two-year option to purchase 100,000 shares of common stock at $0.30 per share as part of his compensation arrangement, at an expense to the Company in the sum of $1,713.

The Company issued 300,000 shares of common stock to a consultant of the Company, during the fiscal year ended October 31, 2010 in accordance with his compensation arrangement.  The shares were issued at prices ranging from $0.024 to $0.05 per share, with an aggregate fair market value of $10,663.

On October 29, 2010, the Board of Directors authorized an issuance of 6,000,000 and 5,000,000 shares of common stock to Michael Brennan, Chief Executive Officer, and Victor Hollander, Chief Financial Officer, respectively, for services rendered.  The total fair market value of the shares was $143,000, or $0.013 per share.

On October 29, 2010, the Board of Directors also granted two-year warrants to purchase a total of 4,000,000 shares of common stock to two consultants at $0.011 per share.  The fair market value of the warrants, or $37,532, was recorded as consulting expense.

On February 17, 2011, the Company converted $18,000 in accrued legal fees due the Company legal firm into 3,000,000 shares of common stock at $0.006 per share.

In May 2011, the Company issued 600,000 shares of common stock at $0.05 per share as partial consideration for a $30,000 loan.

On June 1, 2011, the Company issued 3,000,000 shares of common stock to its Chief Financial Officer, Victor Hollander, for additional services rendered to the Company.  The fair market value of the shares was determined to be $18,000, or $0.006 per share.

On June 1, 2011, the Company issued 5,733,333 shares of common stock to a consultant upon the conversion of $34,000 of a convertible note at $0.006 per share.

During the nine months ended July 31, 2011, pursuant to his compensation arrangement, the Company issued 450,000 shares of common stock to its Chief Executive Officer, Michael W. Brennan, at $0.01 per share.  The aggregate fair market value of the shares was determined to be $4,500.  For additional services rendered, Mr. Brennan received 3,000,000 shares of common stock valued at $18,000, or $0.006 per share, under the Company’s 2011 Employee Benefit Plan on February 17, 2011  as well as on June 1, 2011 valued at the same price per share for a second $18,000.

The Company issued 75,000 shares of common stock to a consultant of the Company, during the nine months ended July 31, 2011 in accordance with his compensation arrangement.  The shares were issued at $0.01 per share, with an aggregate fair market value of $750.

The Company issued 4,500,000 shares of common stock to three consultants of the Company, during the nine months ended July 31, 2011 under Company’s 2011 Employee Benefit Plan. The shares were issued at prices ranging from $0.006 to $0.01 per share, with an aggregate fair market value of $45,000.

Between November 5, 2010 and July 31, 2011, Dutchess Opportunity Fund purchased 9,408,038 shares of common stock at prices ranging from $0.006 to $0.01 per share under the terms of the May 4, 2010 Securities Purchase Agreement.  The Company received proceeds of $60,192, net of $880 in transfer fees, over eight separate sale transactions.

Between November 2, 2010 and July 31, 2011, the Company issued 141,829,228 shares of common stock to Asher Enterprises, Inc. upon conversion of $203,965 in convertible notes, plus $3,500 in accrued interest thereon, at prices ranging from $0.001 to $0.0004 per share.

In accordance with his consulting arrangement, in August 2011, the Company issued 50,000 shares of common stock to its Chief Executive Officer, Michael Brennan.  Also in August 2011, as part of his employment arrangement, Mr. Brennan was also granted two-year options to purchase 100,000 shares of common stock at an exercise price of $0.30 per share.

On August 2, 2011, the Company received an additional $22,500, net of fees and expenses, from Asher Enterprises, Inc. pursuant to a Stock Purchase Agreement.

In August 2011, Asher converted an additional $9,800 in principal loans into 24,500,000 shares of common stock at $0.004 per share.

 All of these securities issuances were in private direct transactions, exempt under Section 4(2) of the Securities Act of 1933 or Regulation D promulgated thereunder.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference.  The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on December 29, 2011.

MICRO IMAGING TECHNOLOGY, INC.
By:	/s/ Michael W. Brennan
Name:	Michael W. Brennan
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Micro Imaging Technology, Inc., do hereby constitute and appoint Michael Brennan and Victor Hollander, and each of them individually, our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael W. Brennan	Chief Executive Officer and Chairman	December 29, 2011
Michael W. Brennan	(Principal Executive Officer)

/s/ Victor A. Hollander	Chief Financial Officer and Director	December 29, 2011
Victor A. Hollander	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Legal Counsel, Dieterich & Associates
10.20	Investment Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated May 4, 2010*
10.21	Registration Rights Agreement between the Company and Dutchess Opportunity Fund II, a Delaware Limited Partnership, dated May 4, 2010*
23.1	Consent of Dieterich & Associates (Legal Counsel) (included in Exhibit 5.1)
23.2	Consent of Auditor

* Filed as exhibits to the Company’s Form S-1 on May 7, 2010